                              DATED  14 DECEMBER 1998

                         SHARE SALE AND PURCHASE AGREEMENT
                   relating to the entire issued share capital
                      of Hamilton Telecommunications Limited


         PANTON MANAGEMENT LIMITED and
         NORTHERN MANAGEMENT LIMITED                      (1)

         MARILYN SHEIN                                    (2)

         ROBERT GREEN                                     (3)


         SYMPOSIUM TELECOM CORPORATION                    (4)

                              TABLE OF CONTENTS

PARTIES                                                                  3
INTRODUCTION                                                             3
OPERATIVE PROVISIONS                                                     4
1 INTERPRETATION                                                         4
2 SALE AND PURCHASE OF THE SHARES                                       10
3 CONSIDERATION                                                         10
4 COMPLETION                                                            15
5 POSITION PENDING COMPLETION                                           19
6 WARRANTY                                                              22
7 RESTRICTIONS                                                          24
8 USE OF NAME                                                           26
9 GENERAL PROVISIONS                                                    26
ATTESTATIONS                                                            46

     DATED

     14 DECEMBER 1998

     PARTIES

(1) The companies whose names and addresses appear in column 1 of Schedule 1 ("the Vendors"); and

(2) Marilyn Shein of Apartment 107, Parc Saint Roman, 6 Avenue Saint, Roman, Monaco, 98000

(3) Robert Green of Apartment 211, Parc Saint Roman, 6 Avenue Saint, Roman, Monaco 98000; and

(4) Symposium Telecom Corporation of 410 Park Avenue, 18th Floor, New York, New York 10022 ("the Purchaser").

     INTRODUCTION

(A) The Company was incorporated in Ireland under the name of Verity International Limited on 10th December 1995 and is registered under number 239381 as a company limited by shares. It has at the date of this Agreement an authorised share capital of L100,000 divided into 100,000 ordinary shares of L1 each of which only the Shares have been issued and are fully paid or credited as fully paid and the Vendors are the legal and beneficial owners of the Shares in the proportions shown in column 2 of
     Schedule 1 and as such have the right, power and authority to sell and transfer the Shares free from any claims, charges, liens, encumbrances or equities.

(B) The business of the Company is that of providing international audiotext services and a billing mechanism for international audiotext services.

(C) The Vendors are willing to sell and the Purchaser is willing to purchase the Shares on the terms and subject to the conditions of this Agreement.

(D) The Vendors have delivered or arranged for the delivery to the Purchaser of a true and up-to-date copy of the Memorandum and Articles of Association of the Company and of the Accounts.

     OPERATIVE PROVISIONS

1    INTERPRETATION

1.1 In this Agreement (including the Introduction and Schedules), except where a different interpretation is necessary in the context, the following expressions shall have the following meanings:

     the Accounts                       the balance sheet of the Company as at
                                        the Accounts Date and the profit and
                                        loss account of the Company for the year ended on the Accounts Date together with the directors' reports and other documents required by law to be annexed thereto

     the Accounts Date                  30 June 1998

     ACT                                Advance Corporation Tax

     Admission                          the date a broker/dealer initiates
                                        quotations for Purchaser Common Stock in the OTC Bulletin Board Service or a comparable medium

     Associated Company                 Any company which at the relevant time
                                        is:-

                                        (a)  a holding company of the Company or
                                             of the Purchaser; or

                                        (b)  a subsidiary or subsidiary
                                             undertaking of the Company or of
                                             the Purchaser; or

                                        (c)  a subsidiary or subsidiary
                                             undertaking (other than the Company
                                             itself) of any such holding
                                             company.

     Automatic Communications Limited   a company no. 76494B registered in the
                                        Bahamas

     Business Day                       any day on which the Stock Exchange is
                                        open for business

     Board the board of directors for the time being of the Purchaser and of the Company as specifically referred to

     the BT Amount                      as referred to in clause 3.8

     the Company                        Hamilton Telecommunications Limited  of
                                        which short particulars are set out in
                                        Schedule 2

     the Company's Auditors             Sinclair Croydon of Squires House, 81-87
                                        High Street, Billericay, Essex  CM12 9AS

     Completion                         completion of the acquisition of the
                                        Shares in accordance with the terms of
                                        clause 4

     Conditions                         the condition precedents to Completion
                                        set out in clause 3.7

     Consideration                      the maximum sum of US$17,500,000, being
                                        the aggregate of the Initial
                                        Consideration and the Deferred
                                        Consideration

     Consideration Shares               shares of Purchaser Common Stock to be
                                        allotted to the Vendors pursuant to
                                        clause 3

     the Consultancy Agreements         the consultancy agreements in the form
                                        derived from the agreed proforma
                                        consultancy agreement attached as
                                        Annexure E to be entered into on
                                        Completion between the Purchaser and
                                        each of the Vendors and Fabrice Thomas

     the Deed of Covenant               the deed of covenant in the form
                                        attached as Annexure D

     Deferred Consideration             the aggregate sum determined pursuant to
                                        clause 3 and Schedule 4
     the Directors                      the persons specified as directors of
                                        the Company in Schedule 2 (the
                                        expression "Director" meaning any of
                                        them)

     the Disclosure Letter              a letter bearing the same date as this
                                        Agreement from the Vendors or the
                                        Vendors' Solicitors to the Purchaser
                                        together with the documents annexed to
                                        such letter

     Final Audited Accounts             the financial statements of the Company
                                        at and for the year ended 30 June 1999
                                        prepared in accordance with the terms of
                                        Schedule 4

     ICTA                               the Income and Corporation Taxes Act
                                        1988

     IHTA                               the Inheritance Tax Act 1984

     Initial Consideration              the aggregate sum of US$11,500,000
                                        referred to in clause 3

     the Initial Issue Price            as defined in clause 3.2(b)

     Intellectual Property              copyrights, trade and service marks,
                                        trade names, rights in logos and get-up, inventions, confidential information, trade secrets and know-how, registered designs, design rights, letters patent, utility models, semi-conductor topographies, all rights of whatsoever nature in computer software and data, all rights in plant varieties, all rights of privacy and all intangible rights and privileges of a nature similar to any of the foregoing, in every case in any part of the world and whether or not registered; and including all granted registrations and all applications for registration in respect of any of the same

     Marilyn Shein                      Marilyn Shein of Apartment 107, Parc
                                        Saint Roman, 6 Avenue Saint Roman,
                                        Monaco 98000

     NASDAQ                             National Association of Securities
                                        Dealers Automated Quotation System

     OTC Bulletin Board Service         a service operated by the National
                                        Association of Securities Dealers
                                        providing an electronic quotation medium to reflect market making interest in eligible securities

     the Permitted Business             the business of providing international
                                        audiotext services and a billing
                                        mechanism for international audiotext
                                        and internet services as carried on or
                                        to be carried on by Automatic
                                        Communications Limited

     the Purchaser's Auditors           a firm of auditors to be determined by
                                        the board of directors of the Purchaser

     Purchaser Common Stock             common stock with a par value of
                                        US$0.001 per share of the Purchaser

     the Purchaser's Solicitors         S J Berwin & Co of 222 Grays Inn Road,
                                        London WC1X 8HB

     Regulation S                       Regulation S under the Securities
                                        Exchange Act of 1933, as amended

     Relevant Receipts                  as referred to in clause 3.8

     Relief                             the same meaning as in the Deed of
                                        Covenant

     Relevant Profits                   such profits of the Company as are
                                        determined in accordance with the
                                        provisions of clause 3.5 and Schedule 4

     Restricted Activities              the business carried on by the Company
                                        as at today's date as described in
                                        paragraph (B) of the Introduction

     Robert Green                       Robert Green of Apartment 211 Parc Saint
                                        Roman, 6 Avenue Saint Roman, Monaco
                                        98000

     Securities Act                     the United States Securities Act of 1933
                                        (as amended)

     the Shares                         the 2 issued ordinary shares of L1 each
                                        in the capital of the Company

     Stock Exchange                     London Stock Exchange Limited

     Taxation, Taxing Authority         the same respective meanings as in the
                                        Deed of Covenant

     Taxation Liability                 the same meaning as in the Deed of
                                        Covenant

     TCGA                               the Taxation of Chargeable Gains Act
                                        1992

     VAT                                Value Added Tax

     VATA                               the Value Added Tax Act 1994

     the Vendor's Auditors              Messrs Sinclair Croydon

     the Vendors' Solicitors            Jay, Benning & Peltz of 1 Cumberland
                                        Place, London  W1H 7AL

     the Warranty                       the warranty, representation and
                                        undertaking given in clause 3

     Warranty Claim                     a claim made by the Purchaser on the
                                        breach by the Vendors of any of the
                                        Warranty Statements

     the Warranty Statements            the statements set out in Schedule 3

     US$ or US Dollars                  the legal currency of the United States
                                        of America

  1.2 All references to statutory provisions or enactments shall include references to any amendment, modification or re-enactment of any such provision or enactment (whether before or after the date of this Agreement) to any previous enactment which has been replaced or amended and to any regulation or order made under such provision or enactment.

  1.3     The term "holding company" shall have the meaning attributed to it in section 736 and 736A of the Companies Act 1985 (as amended) and a company or other entity shall be a "subsidiary" for the purposes of this Agreement if it falls within any of the meanings attributed to a "subsidiary" in such sections or the meaning attributed to the term "subsidiary undertaking" in section 258 of such Act, and the terms "subsidiaries" and "holding companies" are to be construed accordingly.

  1.4 References to those of the parties who are individuals include references to their respective legal personal representative(s).

  1.5 References to documents "in the agreed form" are to documents in terms agreed between the parties and signed (for the purpose of identification only) by the Vendors' Solicitors and the Purchaser's Solicitors.

  1.6 References in this Agreement and the Schedules to the parties, the Introduction, Schedules and clauses are references respectively to the parties, the Introduction and Schedules to and clauses of this Agreement.

  1.7 Save where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof.

  1.8 Clause and paragraph headings are inserted for ease of reference only and shall not affect construction.

  1.9 Section 839 ICTA is to apply to determine whether a person is connected with another for the purposes of this Agreement.

  2       SALE AND PURCHASE OF THE SHARES

  2.1 The Vendors with full title guarantee shall sell with effect from Completion the number of the Shares set out opposite their names in column 2 of Schedule 1 and the Purchaser relying on the representations, warranties and undertakings herein contained shall purchase subject to clause 2.2 all of the Shares with any dividends, distributions and rights declared, paid, created or arising and free from all claims, charges, liens, encumbrances, options, rights of pre-emption or equities.

  2.2 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with this Agreement.

  3       CONSIDERATION

  3.1 In consideration of the sale of the Shares in accordance with the terms of this Agreement, the Purchaser shall pay to the Vendors in the proportions set out in columns 3 and 4 of Schedule 1 the aggregate of the Initial Consideration and, to the extent payable in accordance with the terms of this Agreement, the Deferred Consideration subject to the provisions of Clause 3.6 below, without set-off or other deduction of any kind whatsoever..

  3.2 The Initial Consideration in the aggregate sum of US$11,500,000 shall (subject to the provisions of this clause 3) be paid and satisfied by:

          (a)  the payment of US$5,750,000 ("the Initial Cash Consideration");
               and

          (b) by the issue and allotment, free of any lien, option, charge or other encumbrance whatsoever and credited as fully paid to the Vendors in the proportions set out opposite their respective names in column 3 of Schedule 1, of such number of shares of Purchaser Common Stock as shall have an aggregate value of US$5.75 million calculated by reference to the market price at which dealings in Purchaser Common Stock commenced on the OTC Bulletin Board Service ("the Initial Issue Price") such price to be certified in writing to the Vendors by the principal broker/dealer of the Purchaser Common Stock ("the Initial Consideration Shares").

  3.3 The Consideration Shares will rank pari passu in all respects with the other outstanding Purchaser Common Stock in issue as at the date of Admission and any Purchaser Common Stock to be issued in the future.

  3.4.1 Each of the Vendors agrees not to offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") any of the Consideration Shares except pursuant to an effective registration statement under the Securities Act, the provisions of Regulation S or pursuant to an exemption from registration under the Securities Act. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of the Company's advisers any Transfer of the Shares to the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company may require the contemplated transferee to furnish the Company with an investment letter setting forth such information and agreements as may be reasonably requested by the Company to ensure compliance by such transferee with the Securities Act.

  3.4.2 Each certificate evidencing the Consideration Shares will bear the following legend:

               "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION AND OTHERWISE IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL ALLOTTEE OR PURCHASER OF THE SECURITIES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER".

          The Purchaser shall have no obligation to register any purported Transfer of any of the Consideration Shares in violation of this Agreement on its stock transfer records, and any such Transfer shall be null, void and of no force and effect.

  3.4.3. Each Vendor agrees not to engage in any hedging transactions with regard to the Consideration Shares except in compliance with the Securities Act.

  3.4.4 The Purchaser agrees not to issue or sell any shares of capital stock without imposing on the purchaser/allottee restrictions substantially similar to those imposed under clauses 3.4.1 and 3.4.2 of this Agreement until the satisfaction of the Deferred Consideration.

  3.5.1   The Deferred Consideration shall:

          (i) be a sum calculated by deducting from the Relevant Profits for the accounting period of the Company ended on 30 June 1999 the Relevant Profits for the accounting period of the Company ended on 30 June 1998 and multiplying the result by five but in the event that the result shall produce a minus figure then the Deferred Consideration shall be deemed to be nil;

          (ii) be subject to a maximum aggregate amount so that when it is added to the Initial Consideration the aggregate equals US$17,500,000

  3.5.2   The Deferred Consideration shall be satisfied by:

          (a) the payment within 60 days of the determination and agreement of the Final Audited Accounts of a sum in US Dollars equal to 50 per cent. of the Deferred Consideration due ("the Deferred Cash Consideration"); and

          (b) the issue and allotment to the Vendors on or within 60 days after the determination and agreement of the Final Audited Accounts of such numbers of shares of Purchaser Common Stock, free of any lien, option, charge or other encumbrance whatsoever and credited as fully paid as shall be ascertained by dividing 50 per cent. of the Deferred Consideration by the Initial Issue Price such shares to rank pari passu with the outstanding Purchaser Common Stock ("the Deferred Consideration Shares").

  3.6 If prior to payment of the Deferred Consideration or any part thereof the Purchaser shall become entitled to assert any claim against any of the Vendors pursuant to the terms of this Agreement or the Deed of Covenant, the Purchaser shall be entitled to pay from the amount of the Deferred

          Consideration otherwise payable to the Vendors into a joint client deposit account at The Royal Bank of Scotland plc Western Branch, Conduit Street, W1 (and opened in their names) and not release to the Vendors such amount as represents the value of such of its outstanding claims against the Vendors (pending determination of such claims). Upon any determination in the Purchaser's favour there shall be paid to the Purchaser the amount as so determined which shall be deemed to have been set off against the Deferred Consideration and the Purchasers' Solicitors and Vendors' Solicitors by notice in writing shall (following receipt of suitable evidence of any such determination) transfer to the Purchaser from the joint client deposit account a sum equal to such amounts determined to be due to it and the balance (if any) of any Deferred Consideration determined not to be due to the Purchaser, and not subject to any other such claim, shall be paid to the Vendors and the interest earned on the said account shall be apportioned between the Vendors and the Purchaser in the same proportions as the amounts of principal paid to them respectively from the joint client deposit account.

  3.7.1   This Agreement is conditional upon:

          3.7.1.1 a broker/dealer initiating quotations for Purchaser Common Stock in the OTC Bulletin Board Service, (if no such quotation has been initiated prior to the signing of this Agreement); and

          3.7.1.2 the Purchaser raising sufficient funds to satisfy the amount of the Initial Cash Consideration.

  3.7.2 In the event that the Conditions set out in 3.7.1.1 and 3.7.2.1 shall not have been satisfied within a period of 6 months from the date of this Agreement, then the Vendors and the Purchaser shall have the right to serve 7 days Notice in writing upon the other party and in the event that the Conditions shall still not have been satisfied by the expiration of such period of 7 days, this Agreement shall be of no further effect but without prejudice to the rights of either party against the other in respect of any antecedent breach of this agreement.

  3.7.3 The Purchaser shall use reasonable endeavours to procure the initiation of the quotations referred to in 3.7.1.1 and the raising of the funds referred to in 3.7.1.2.

  3.8     (i)   In the event that any amounts of money or other valuable
                consideration are received by the Company being monies or any other valuable consideration due to the Company in relation to trading up to close of business on the date of Completion
                ("Relevant Receipts"), the Purchaser shall pay or transfer to the Vendors in the proportions set out in column 4 of Schedule 1 by way of further consideration sums equivalent to such amounts or other valuable consideration as are so received from time to time (a) by the Company or by any third party on its behalf or
                (b) by any third party (not on its behalf) in the event that payment or transfer of such other valuable consideration shall be made to such a third party due to any act or default on the part of the Company. The Purchaser shall within 7 days of the end of each calendar month following Completion send to each of the Vendors by Recorded Delivery Post or equivalent a declaration as to the relevant amounts or other valuable consideration received by the Company during that month. Such declarations shall be posted to each of the Vendors within 14 days of the end of the relevant calendar month accompanied by a remittance for the amount or other valuable consideration shown in such declaration.

          (ii) The Purchaser shall make available on prior written notice to the Vendor and/or the Vendors' Accountants and/or Solicitors for inspection and if necessary copying all the Company's books of account and papers and other information (including such information as is in machine readable form).

          (iii) For the avoidance of doubt, the proceeds of the amount owing by Bezeq International and/or by British Telecom Plc ("the BT Amount") shall be deemed to be one of the Relevant Receipts payable to the Vendors in accordance with clause 3.8.(i) above.

 3.8.1 The Vendors understand that an investment in the Consideration Shares involves a high degree of risk; the Vendors have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the Consideration Shares and in protecting their interests in connection with the transaction.

 3.8.2 The Vendors understand that the Consideration Shares have not been registered under the Securities Act. The Vendors are familiar with the provisions of the Securities Act and Regulation S thereunder and understand that the restrictions on transfer of the Consideration Shares prevent the Vendors, and any transferee of the Vendors, from publicly selling the Shares in the United States for one year from receipt.

 3.8.3 The Vendors are acquiring the Consideration Shares for their own account, and not as a nominee or agent for others, and not with a view to resale or distribution of any part thereof in violation of the Securities Act.

 3.8.4 The Purchaser has made available to the Vendors and their advisers and counsel the opportunity to ask questions of, and to receive answers from, the Purchaser and its officers and directors concerning the Purchaser and its business and the Purchaser has given access to information, documents, financial statements, records and books (i) relating to the Purchaser and its business and an investment in the Purchaser, and (ii) necessary to verify the accuracy of any information furnished to the Vendors.

 3.8.5 The Purchaser shall use all reasonable endeavours to obtain a full listing of the Consideration Shares on NASDAQ, within 16 months of the date of this Agreement.

 4        COMPLETION

 4.1 Completion shall take place at the offices of the Vendor's Solicitors (or any other location agreed upon by the Vendors and the Purchaser) within 14 Business Days of the satisfaction of the Conditions following which the Purchaser shall immediately serve notice in writing on the Vendors that Completion can occur.

 4.2      At Completion the Vendors shall deliver to the Purchaser:

          (a) transfers in respect of the Shares duly executed by the registered holders thereof in favour of the Purchaser or as it may direct;

          (b) certificates for the Shares (or an indemnity in the form attached as Annexure C) duly signed if such certificates are missing) and any other documents which may be required to give good title to the Shares and to enable the Purchaser to procure registration of the same in its name or as it may direct;

          (c) the Deed of Covenant, and the deed containing the restrictions contained in clauses 7.2, 7.3 and 7.4 of this Agreement duly executed by the Vendors;

          (d) an irrevocable power of attorney in the form attached at Annexure A executed by the Vendors to enable the Purchaser (during the period prior to the registration of the transfer of the Shares) to exercise all voting and other rights attaching to the Shares;

          (e) any necessary waivers and consents in the agreed form signed by all members of the Company to enable the Purchaser or its nominee to be registered as the holder of the Shares (each of the Vendors hereby irrevocably waiving all and any rights of pre-emption to which it may be entitled under any articles of association, agreement, law or otherwise in respect of the transfer of the Shares delivered under this Agreement) and a release of liabilities executed by each of the Vendors, Robert Green and Marilyn Shein in the form attached as Annexure B;

          (f) the counterparts of the Consultancy Agreements duly executed by each party to them (other than the Purchaser);

          (g) a certified copy of any power of attorney under which any document required to be delivered under this clause 4.2 has been executed;

          (h) a form of revocation (in a form reasonably satisfactory to the Purchaser) in respect of a general power of attorney dated 9 November 1998 given by the Company in favour of Robert Green;

          (i) certified copies of board resolutions of the Company and the Vendors (as applicable) in the agreed form:

                (i) approving in anticipation of Completion of (subject only to proper stamping) the transfers of the Shares delivered under this Agreement;

                (ii) approving in anticipation of Completion of the placing on the register of members of the Company of the names of the transferees for registration in accordance with the share transfer forms referred to above and authorising the issue of appropriate share certificates; and

                (iii) approving the execution of the Deed of Covenant and the Consultancy Agreements.

 4.3.1 When the Vendors have complied with the terms of clause 4.2 the Purchaser shall procure the delivery:

          (a) to the Vendors' Solicitors US Dollar Clients account at The Royal Bank of Scotland International Limited, Jersey or to such other bank account as they may designate for the account of the Vendors of a telegraphic transfer in favour of the Vendors' Solicitors for the amount of the Initial Cash Consideration; the Vendors' Solicitors are authorised by the Vendors to receive payment of the Consideration on the Vendors' behalf and the receipt of the Vendors' Solicitors shall be a sufficient discharge for the Purchaser;

          (b) to the Vendors of certificates for the Initial Consideration Shares registered in the name of the Vendors and any other documents which may be required to give good title to the Initial Consideration Shares;

          (c) to the Vendors of the counterparts of the Deed of Covenant and the deed required pursuant to Clause 7 duly executed by the Purchaser; and

          (d) to the Vendors of the Consultancy Agreements duly executed by the Purchaser.

               Provided That in the event that the Vendors' Solicitors give notice in writing prior to Completion to the Purchasers' Solicitors, the following provisions shall have effect:-

               (i) On Completion all documents shall be held in escrow and shall constitute escrows pending receipt of payment pursuant to sub-clause (ii) of this proviso and;

               (ii) the Purchasers or their Solicitors shall immediately
                    following completion of all other matters to be done on Completion in accordance with this clause 4 send the Initial Cash Consideration by Swift to Barclays
                    Bank Plc, Monaco Branch as to 50 per cent. for the account of Panton Management Limited and the balance for the account of Northern Management Limited. On receipt by such bank of the Initial Cash Consideration the condition of the escrows shall be deemed to have been satisfied (and the relevant documents shall no longer be deemed to be the subject of any escrow and shall thereupon have full effect).

 4.3.2 On Completion the Vendors shall procure that the Company delivers to the Vendors irrevocable authorities addressed to Messrs Yussifoff Cohen & Co of 6 Wissotzky Street, Tel Aviv, Israel, (Israeli Advocates) and also to Bezeq International and to British Telecom Plc to pay to the US Dollar Clients account of the Vendors' Solicitors at The Royal Bank of Scotland Plc (as referred to in clause 4.3.1(a) or to such other Bank account as the Vendors' Solicitors may from time to time designate) in respect of the BT Amount.

 4.4.1 The parties agree that at any time on or after the date of Completion, any party, being ready and willing to fulfil its own outstanding obligations pursuant to this Agreement, may (without prejudice to any other right or remedy available to it) give to the other parties notice in writing requiring completion of this Agreement in conformity with this clause.

 4.4.2 Upon the service of such notice as stated in Clause 4.4.1, it shall become and be a term of this Agreement in respect of which time shall be of the essence thereof, that the parties to whom the notice is given shall complete this Agreement within fourteen Business Days after service of the notice (exclusive of the date of service) but this condition shall operate without prejudice to any right of each party to rescind this Agreement in the meantime.

 4.5 If for any reason the provisions of clause 4.2 are not fully complied with, the Purchaser (following the delivery of the notice referred to in clause 4.4.1 by the Purchaser) shall be entitled (in addition and without prejudice to any other right or remedy available to it) to elect:

          (a) to rescind this Agreement in which case the Purchaser shall not be obliged to purchase any of the Shares or pay any of the Consideration; or

          (b)       to fix a new date for Completion: or

          (c) to proceed to Completion so far as practicable, the Vendors then being obliged to use their best endeavours to perform or procure the performance of any of the outstanding provisions of clause 4.2.

 5        POSITION PENDING COMPLETION

 5.1 The Vendors hereby covenant with and undertake to the Purchaser that they will use their reasonable endeavours to procure that neither one of them nor the Company shall at any time prior to Completion without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed) do allow or procure any act or omission which would (or would be likely to) cause, constitute or result in a breach of the Warranty if the same were to be expressly repeated at Completion or which would make any of Warranty Statements untrue, incorrect, inaccurate or misleading if they were expressly repeated at Completion.

 5.2 Without prejudice to clause 5.1, the Vendors hereby covenant with and undertake to the Purchaser that the Company shall not at any time prior to Completion without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed):

          (a) permit or cause to be proposed any alteration to its share capital (including any increase thereof) or the rights attaching to its shares;

          (b) create, allot, issue, redeem, consolidate, convert or sub-divide any share or loan capital or grant or agree to grant any options for the issue of any share or loan capital;

          (c) subscribe or otherwise acquire, or dispose of any shares in the capital of any company;

          (d)  acquire or dispose of the whole or part of it's undertaking;

          (e) cease to carry on its business or so far as practicable be wound up or enter into receivership, administrative receivership or any other form of judicial management or administration of its assets or;

          (f) so far as possible permit or suffer any of its insurances to lapse or do anything which would make any policy of insurance of it null or voidable;

          (g) apply or permit its directors to apply to petition to the Court for an administration order or similar order to be made in respect of it;

          (h) make any change to its auditors, its bankers or the terms of the mandate given to such bankers in relation to its account(s), or its accounting reference date;

          (i) enter into or vary any transaction or arrangement with, or for the benefit of any of its directors or shareholders or any other person who is a "connected person" (within the meaning of Section 286 of the Taxation Of Chargeable Gains Act 1992 with any of its directors or shareholders;

          (j) enter into or give or permit or suffer to subsist any guarantee of or indemnity or contract of suretyship for or otherwise commit itself in respect of the due payment of money or the performance of any contract, engagement or obligation of any other person or body;

          (k) propose or pay any dividend or propose or make any other distribution (other than any payments to the Vendors by way of consultancy payments);

          (l)  enter into any partnership or joint venture;

          (m) dispose of any asset of a capital nature with a book or market value in excess of US$20,000;

          (n) engage any employee on terms that either his contract cannot be terminated by six months' notice or less or his emoluments and/or commissions or bonuses are or are likely to be at the rate of US$50,000 per annum or more or increase the emoluments and/or commissions or bonuses or any employee to more than US$50,000 per annum or vary the terms of employment of any employee earning (or so that after such variation he will, or is likely to earn) more than US$50,000 per annum;

          (o) vary the terms of employment and service of any officer or an employee or increase the salary by more than ten per cent. or vary other benefits of any such officer or employee, or appoint or unless reasonably necessary dismiss any officer or such employee;

          (p) mortgage or charge or permit the creation of or suffer to subsist any mortgage or charge over the whole or any part of its assets or redeem any of the foregoing;

          (q) make any loan or give any credit (other than normal trade credit) or acquire any loan capital of any corporate body (wherever incorporated);

          (r) surrender or agree to any material change in the terms of any substantial supply or distribution agreement to which it is from time to time a party;

          (s) enter into any unusual or onerous contract or any other material or major or long term contract;

          (t) make any change in its business or do any act or thing outside the ordinary course of the business carried on by it;

          (u) conduct any material litigation (save in respect of any breach of any contract or for the collection of debts arising in the ordinary course of business) or settle or compromise any claim or dispute; or

          (v) enter into any contract or non-binding commitment to do any of the acts or matters referred to in this clause 5.2.

 5.3 The Vendors hereby covenant with and undertake to the Purchaser that the Vendors shall not at any time prior to Completion:

          (a) dispose or attempt to dispose of any interest in the Shares or grant any option over, or mortgage, charge or otherwise encumber or dispose of any of the Shares;

          (b) enter into discussions with any persons as regards any possible sale of the business or a material part of the business of the Company.

 5.4 The Vendors hereby covenant with and undertake to the Purchaser that the Vendors will procure that between the date of this Agreement and
          Completion:

          (a) the Company will continue to pay it's creditors in the ordinary course of business or within the usual terms of payment of such creditors; or

          (b) the Vendors will use all reasonable endeavours to maintain the trade and trade connection of the business of the Company and will not by any action, omission, neglect or default knowingly damage or risk damage to the same.

 5.5 Pending Completion the Vendors shall procure that the Purchaser and its agents and representatives are given full access to the Vendors' properties and to the books and to the records of the Company and of its subsidiaries and the Vendors shall upon request furnish such information regarding the businesses and affairs of the Company as the Purchaser may reasonably require.

 6        WARRANTY

 6.1      The Vendors hereby:

          (a) acknowledge that the Purchaser has been induced to enter into this Agreement and to purchase the Shares on the basis of the Warranty and the agreements in the agreed form; and

          (b) jointly and severally warrant, represent and undertake to the Purchaser that each and every Warranty Statement is true, correct and accurate in all material respects and not misleading at the date of this Agreement and undertake to the Purchaser that each and every Warranty Statement will continue to be accurate and not misleading throughout the period from the date of this Agreement up to and including Completion, subject only to:

               (i) the matters stated in the Disclosure Letter save that the Disclosure Letter shall not reduce in any way the Vendors' liability pursuant to the Deed of Covenant in respect of any Taxation Liability arising out of or associated with the migration of the Company from the UK; and

               (ii) any exceptions for which express provision is made pursuant to this Agreement specifically limiting the operation of any disclosure.

 6.2 The Warranty is a separate and independent warranty, representation and undertaking in relation to each of the Warranty Statements and no Warranty Statement shall be limited by reference to any other Warranty Statement.

 6.3 The rights and remedies of the Purchaser in respect of any breach of the Warranty shall not be affected by Completion but shall take effect subject only to the matters specifically disclosed by the Vendors or the Vendors' Solicitors in writing or in the Disclosure Letter.

 6.4 The Vendors shall not do nor permit to occur any act or omission at or before Completion which would constitute a breach of the Warranty so far as within their powers to prevent the same.

 6.5 If prior to the Completion any of the material Warranty Statements is found to be untrue, incorrect, inaccurate or misleading in any material respect the Purchaser shall be entitled to rescind this Agreement by notice to the Vendors' Solicitors. The right to rescind under this clause shall be in addition and without prejudice to any rights and remedies which would have been available to the Purchaser had this Agreement not been rescinded and failure to rescind shall not constitute a waiver of any other rights the Purchaser may have under this Agreement or the Deed of Covenant.

 6.6 The Vendors shall immediately give written notice to the Purchaser of the occurrence of any event which results or may result in any of the Warranty Statements being untrue, incorrect, inaccurate or misleading giving sufficient details of the event.

 6.7 Any information supplied by the Company, its officers or employees to the Vendors, their agents, representatives or advisers in connection with, or to form the basis of, the Warranty or a Warranty Statement or any matter covered in the Disclosure Letter, or for any other reason, shall be deemed not to include or have included a representation, warranty or guarantee of its accuracy to the Vendors and shall not constitute a defence to the Vendors to any claim made by the Purchaser. The Vendors waive any and all claims against the Company, its officers or employees in respect of any information so supplied.

 6.8 References to the awareness or knowledge of the Vendors in a Warranty Statement in Schedule 3 shall only limit that Warranty Statement by the Vendors awareness or knowledge if each of the

          Vendors has made all due and careful enquiries to ascertain if the relevant information is true, accurate, correct and not misleading.

 6.9 Each of the paragraphs in Schedule 3 shall be interpreted as being deemed to include all references to the foreign equivalent of terms used, statutes and regulations referred to and concepts applied where the Company is incorporated in, does business in or is affected by the laws or regulations of a country outside England and Wales.

 6.10 The Vendors hereby jointly and severally undertake to indemnify the Purchaser from and against all debts and liabilities (including legal costs and expenses) in connection with any claim made against the Company by Kol Haolam or any person connected with Kol Haolam.

 6.11 For the avoidance of doubt, the parties agree that all existing arrangements to pay consultancy fees and related payments to Robert Green or Marilyn Shein (or the Vendors) will cease from the date of the appointment of the Vendors under the Consultancy Agreements.

 6.12 Any Warranty Claim or claim under the Deed of Covenant may be satisfied by the Vendors as to 50 per cent. in cash and the balance of the Warranty Claim satisfied by transferring to the Purchaser or as it may direct, Purchaser Common Stock valued at the price at which shares in Purchaser Common Stock were allotted to the Vendors or in the event of there having been allotments at two different striking prices, then at the average of such striking prices.

 6.13     The provisions of Schedule 6 shall have effect.

 7        RESTRICTIONS

 7.1 The Vendors, Marilyn Shein and Robert Green will on Completion deliver to the Purchaser a deed of covenant (in a form to be agreed between the parties) containing the restrictions contained within the following Clauses 7.2, 7.3 and 7.4.

 7.2.1 To ensure that the Purchaser receives the full benefit of the goodwill of the business of the Company, each of the Vendors, Marilyn Shein and Robert Green hereby represent and undertake that they will not either alone or for, together with or as agent, officer or employee of any other person, firm or company or through the medium of any company directly or indirectly:

          (a)  for a period of 3 years from Completion:

               (i) solicit, interfere with or attempt to entice away from the Company any person who is at the date hereof or was within the previous 12 months an employee or agent of any of the Company, or who is reasonably considered by the Company to be or have been a regular client or customer of or supplier to the Company on the date of this Agreement or during the 12 months immediately preceding the date of this Agreement; or

               (ii) interfere or attempt to interfere with the supply or
                    continued supply of goods or services to or by the Company;
                    or

          (b) for a period of 18 months from Completion carry on or be engaged, concerned, interested or hold shares or other securities in any company or businesses which compete with the Restricted Activities at the date of this Agreement.

 7.2.2 Provided that nothing in this clause 7.2 shall prevent the Vendors, Marilyn Shein or Robert Green being interested in the Permitted Business.

 7.3 Each of the restrictions contained in each paragraph of clause 7.2.1 it is a separate and distinct restriction and is to be construed separately from the other restrictions. Each of the Vendors acknowledges that the restrictions are reasonable when taken together as well as individually, that the duration, extent and application of each restriction are no greater than is necessary for the protection of the goodwill of the businesses of the Company and that the consideration paid by the Purchaser for the Shares takes into account and provides adequate compensation for the restraints and restrictions imposed. Should any restriction be found to be void or unenforceable without the deletion of some part of it or the reduction in area or duration specified, that restriction shall apply with such modification as may be necessary to make it valid.

 7.4 The parties agree that the benefit of the covenants and undertakings given in this clause shall be assignable in whole or in part by the Purchaser to and become enforceable by the Company or the person which from time to time is the holder of the Shares or to which any part of the business(es) of the Company has been transferred.

 7.5 It is declared for the avoidance of doubt that any projections which may have been prepared by the Vendors' auditors were prepared in good faith but that no responsibility for any of the same is accepted by or placed upon such auditors or upon any other party to this Agreement since the same were intended for illustration purposes only.

 8        USE OF NAME

          The Purchaser shall as between the Purchaser and the Vendors, be entitled from Completion to the exclusive use of the names "Hamilton Telecommunications" and "Verity International" as part of the Company's names and in the Company's business dealings and the Vendors undertake not without the prior written consent of the Purchaser, to use as a corporate or trading name any name which is or might be confused with "Hamilton 'Telecommunications" or "Verity International".

 9        GENERAL PROVISIONS

 9.1 The Purchaser undertakes not to issue preferred stock without the approval of Robert Green or Marilyn Shein except in connection with obtaining any financing required to complete this Agreement provided that the Purchaser's obligations pursuant to this clause shall terminate upon the earliest to occur of:

 (a)      the satisfaction of the Deferred Consideration; and

 (b)      the date the capital stock of the Purchaser becomes listed on NASDAQ.

 9.2 Each of the Vendors shall be jointly and severally liable in the event of any breach of the warranties, representations, indemnities, covenants, agreements and obligations of the Vendors under this Agreement provided that the Purchaser may release or compromise the liability of one of the Vendors hereunder or grant to one of the Vendors time or other indulgence without affecting the liability of the other Vendor hereunder.

 9.3 Until such time as all of the consideration has been paid to the Vendors and for so long as either of the Consultancy Agreements in favour of Panton Management Limited and Northern Management Limited shall subsist, the Purchaser shall procure that no one shall be appointed a Director of the Company (or of ACL following completion of the purchase of all the issued shares in ACL in the event that such completion takes place) without the written consent of Panton Management Limited, Northern Management Limited, Robert Green and Marilyn Shein.

 9.4.1 Without prejudice to any right or remedy available to the Purchaser pursuant to clause 6 or otherwise, the Vendors shall be liable on an indemnity basis for all costs, claims and expenses reasonably incurred by the Purchaser in connection with any claim arising out of any warranty, representation, undertaking or indemnity contained in this Agreement (or any breach thereof) or any of the agreements in the agreed form provided that the relevant claim is successful or settled in favour of the Purchaser.

 9.4.2 Without prejudice to any right or remedy available to the Vendors pursuant to this Agreement, the Purchaser shall be liable on an indemnity basis for all costs, claims and expenses reasonably incurred by the Vendors in connection with any claim arising out of any warranty, representation, undertaking or indemnity contained in this Agreement (or any breach thereof) or any of the agreements in the agreed form provided that the relevant claim is successfully resisted by the Vendors.

 9.5 The waiver by either party of any right or breach, default or omission by another party of any of the terms of this Agreement or any of the agreements in the agreed form shall not take effect unless in writing and shall not constitute a continuing waiver of the right waived or apply to, or operate as a waiver of, any other breach, default or omission and any forbearance in enforcing any right shall not constitute a waiver.

 9.6 Neither the Purchaser nor the Vendors may assign whether in whole or in part the benefit of this Agreement.

 9.7 No party shall divulge to any third party (other than their respective professional advisers or insurers) the fact that this Agreement or any of the documents in the agreed form has been entered into or any information regarding its terms or any matters contemplated by this transaction or make any announcement relating to it without the prior agreement (not to be unreasonably withheld or delayed) of the other parties unless any such relevant information or announcement is required by the Inland Revenue and/or a court of competent jurisdiction or by any other relevant regulatory body in which event the other parties shall (if practicable) be given prior written notice of any such intended announcement. Any announcement shall in any event be made or issued only in a form approved by the Purchaser and with the consent of the Vendors (not to be unreasonably withheld or delayed).

 9.8.1 The Vendors shall ensure that the Purchaser, its agents, advisers (including legal advisers or insurers) and representatives are given promptly on request full access to all accounting, taxation and other records of the Companies and any other facilities and information regarding the business, assets, liabilities, contracts and arrangements of the Companies which it may request and which are within the possession or the control of the Vendors and the Vendors hereby undertake to retain all such information in their possession and control for a period of six years following the date hereof.

 9.8.2 The Purchaser shall ensure that the Vendors, their agents, advisers (including legal advisers and insurers) and representatives are given promptly on request full access to all accounting, taxation, and other records of the Company and Automatic Communications Limited and any other facilities and information regarding the business, assets and liabilities, contracts and arrangements of the Company and Automatic Communications Limited which they may request and which are within the possession or control of the Purchaser, for so long as any of the Consultancy Agreements remain in effect or the Deferred Consideration remains payable pursuant to this Agreement.

 9.9 Subject as mentioned in clause 9.4 each party shall pay its own legal, accountancy and other costs, charges and expenses incurred in connection with this Agreement.

 9.10 It is hereby agreed that the negotiations concerning the migration of the Company from the UK (including any appeals) and the finalisation of the tax computations for the accounting periods ending 30 June 1997 and with the migration, shall continue to be dealt with by Messrs Sinclair Croydon or Messrs Simmons Gainsford, unless the parties otherwise agree.

 9.11.1 This Agreement and the documents referred to in this Agreement constitute the whole agreement between the parties in relation to the subject matter covered. No oral explanation or oral information given by any party shall alter the interpretation of this Agreement. It is agreed that:

          (a) no party has entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out or referred to in this Agreement save for information relating to the Purchaser supplied to the Vendors' Solicitors by Troop, Steuber, Pasich, Reddick & Tobey of 2029 Century Park East, Los Angeles CA90067-3010, USA and save for the information supplied in writing by the Vendors or the Vendors' Solicitors or Vendors' Accountants to the Purchaser or any professional advisers of the Purchaser;

          (b) in the absence of fraud, no party will have any remedy in respect of any untrue statement, made to it or its representatives or agents, upon which it or they relied and such party's only remedy will be for breach of contract; and

          (c) this clause shall not exclude any liability for fraudulent misrepresentation.

 9.11.2 No acquisitions of any other company or business or undertaking shall be made by the Purchaser, unless the same shall have been approved unanimously by all the members of the Board of the Purchaser and (for so long as the Consultancy Agreements remain in effect) Robert Green or Marilyn Shein nor shall the Company make any acquisition of any asset or series of assets the value of which exceeds US$50,000 without such approval.

 9.12 The parties hereby undertake with each other to do or procure to be done all such further acts and things and execute or procure to be executed all such further deeds and documents as may be necessary or desirable fully and effectively to give full effect to the terms of this Agreement and the agreements entered into in the agreed form and, following Completion, pending such vesting, the Vendors shall hold such Shares and benefits in trust for the Purchaser and shall receive all monies in connection therewith as trustee of the Purchaser and shall account to the Purchaser forthwith on receipt.

 9.13     Any notice:

 9.13.1   (a)  must be in writing and must be given:

               (i) to a company which is a party at its registered office or to such other address as may have been notified to the other party; and

               (ii) to any individual who is a party at the address of that individual given at the beginning of this Agreement; and

          (b)  will be effectively served:

               (i) on the day of receipt where any hand-delivered letter, telefax message is received on a Business Day before or during normal working hours; or

               (ii) on the following Business Day, where any hand-delivered letter or, telefax message is received either on a Business Day after normal working hours or on any other day; or

               (iii) on the second Business Day following the day of posting from within the United Kingdom of any letter sent by post office inland first class mail postage prepaid.

 9.13.2 Each of the Vendors hereby appoint Jay, Benning and Peltz of 1 Cumberland Place, London W1H 7AL (marked for the attention of Barry Jay or Jonathan Fisher) as their authorised agent for the purpose of accepting service of process and notices for all purposes in connection with this Agreement.

 9.13.3 The Purchaser hereby appoints S J Berwin & Co of 222 Grays Inn Road, London WC1X 8HB, (marked for the attention of Robert Burrow or Simon McLeod) as it's authorised agent for the purpose of accepting service of process and notices for all purposes in connection with this Agreement.

 9.14 This Agreement and all documents supplemental thereto are governed by and are to be construed in accordance with English law.

 9.15 The parties accept the non-exclusive jurisdiction of the appropriate court of law in England in relation to all matters, claims and disputes arising out of or in connection with this Agreement, any of the documents in the agreed form or any document supplemental thereto.

 9.16 Any provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion except in respect of those matters already performed.

 9.17 This Agreement may be executed in several counterparts (whether original or facsimile counterparts) and upon the execution of all such counterparts by one or more parties, each counterpart shall be deemed to be an original hereof.

                                  SCHEDULE 1
The Vendors

 Column 1                         Column 2                        Column 3             Column 4
 --------                         --------                        --------             --------

                                                                  Proportion of
                                                                  Initial
                                                                  Consideration
                                                                  (including           Proportion of
                                                                  Consideration        Deferred
 Name and Address                 Shareholdings                   Shares)              Consideration
 ----------------                 -------------                   -------              -------------
 Panton Management Limited        2 ordinary shares jointly       50 per cent.         50 per cent.
 (no. 39307B                      held by the Vendors
 Providence House
 East Hill Street
 PO Box N-3944
 Nassau
 Bahamas
                                                                  50 per cent.         50 per cent.
 Northern Management Limited
 (no. 71490B)
 Providence House
 East Hill Street
 PO Box N-3944
 Nassau
 Bahamas

                                     SCHEDULE 2
Particulars of the Company

Number:                            239381

Status:                            Private company limited by shares

Registered Office:                 27/29 Lower Pembroke Street, Dublin 2, Republic of Ireland

Authorised share capital:          L100,000 divided into 100,000 ordinary shares of L1 each

Issued share capital:              L2 divided into 2 ordinary shares of L1 each

Shareholders and shareholdings:    Two ordinary shares of L1 each held jointly by the Vendors

Directors:                         Robert Green and Marilyn Shein

Secretary:                         Marilyn Shein

Charges:                           None.

                                  SCHEDULE 3

Warranty Statements

1 All information contained or referred to in the Disclosure Letter and all other information given by any of the Vendors of any of the directors, officials or professional advisers of the Company to any of the directors, officials or professional advisers of the Purchaser is accurate in all material respects.

2 All requirements applicable to the continuance in existence, management, property or operations of the Company have been complied with, the Company's books of accounts and other records are complete and accurate and the Company has not committed any illegal or unlawful act and is not liable for any breach of covenant, consent, licence, permission, contract or statutory duty (all requisite or necessary consents, licences and permissions having been obtained).

3 The Accounts and the accounting records of the Company having been prepared in accordance with the applicable requirements and in accordance with generally accepted accountancy principles and are true, complete and accurate in all material respects, and show a true and fair view of the state of affairs and assets and liabilities of the Company as at the Accounts Date and the profits or losses of the Company for the period concerned.

4 The Accounts make full provision for and disclose and take into account as at the Accounts Date, all assets, liabilities (actual, contingent or disputed), all capital commitments (actual or contingent) and all bad and doubtful debts.

5 Since the Accounts Date no dividend or other distribution (save for payments made by way of consultancy fees to the Vendors) has been declared or paid on, and no capital distribution made or agreed to be made in respect of, any share capital of the Company and all amounts received by the Company have been paid into its account and appear in the Company's books of account.

6 Since the Accounts Date the Company has carried on in the ordinary and usual course the business carried on by it at that date.

7 Since the Accounts Date there has been no material adverse change in the Company's financial position or prospects, the value of the Company's net assets as at the date of this Agreement only is not less than the value of its net assets at the Accounts Date and no material liabilities (actual, contingent or disputed) have arisen, provided that for the avoidance of doubt there will/may be no cash in hand at the bank on Completion.

8 Subject to the provisions of clause 3.8 of this Agreement all the book and other debts of the Company outstanding at Completion are the absolute property of the Company and will (save insofar as a specific provision has been made in the Accounts therefor and save for the BT Amount) be good and collectable in the ordinary course of business

9 All information contained or referred to in the Disclosure Letter and all information supplied by the Vendors' Solicitors to the Purchaser's Solicitors (including without limitation the information referred to in paragraphs (A), (B) and (D) of the Introduction and Schedules 1 and 2), is true, complete, accurate and not misleading in any material respects.

10 The Vendors are together the beneficial owners of the Shares (which represent the entire issued share capital of the Company, there being no other share or loan capital in the Company or any share or loan capital under option to purchase or subscribe) and will at Completion have the right and power to sell and transfer unencumbered, the entire legal and beneficial ownership of the Shares with full title guarantee free of all options, liens, charges or other encumbrances and together with all dividends, distributions, (save for payments made by way of consultancy fees to the Vendors rights declared, paid, credited or arising to the Purchaser in accordance with the provisions of this Agreement.

11 As at the date of this Agreement none of the Vendors is aware of any material fact or matter not disclosed in writing to the Purchaser, the disclosure of which might reasonably affect the willingness of a reasonable Purchaser to acquire the Shares on the terms of this Agreement.

12 The Company is not a party to any material or onerous contract and has not guaranteed any other person's liabilities or is a party to any contract with a Vendor or director, employee, consultant of a Vendor or any persons connected with any of them not disclosed in the Disclosure Letter.

13 All the assets of the Company are prudently insured and all insurance policies of the Company are in full force and effect and all premiums have been paid and there are no insurance claims or possible insurance claims by the Company in existence.

14 The Company is the owner of and has good and marketable title to all the assets used in its business and has all assets necessary to carry on its business and the Company will not prior to

     Completion without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed) acquire any assets on lease purchase or by leasing agreement.

15 The Company does not have outstanding any commitment for capital expenditure or any agreement or arrangement not on an arm's length basis. There is not outstanding any mortgage or charge on the whole or any part of the undertaking, property or assets of the Company.

16 Neither the Company nor any of the Vendors has any reason to believe that the sale of the Shares will result in either loss of business with any of the Company's present suppliers or customers or a breach of any contract, covenant or licence or an employee handing in notice.

17 Otherwise than as disclosed in writing to the Purchaser's Solicitors or in the Disclosure Letter the Company does not own, licence or use any intellectual property or require to own, licence or use any intellectual property in order to operate its business and the Company is not in breach of any other person's intellectual property rights and the Company will not prior to Completion without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed) acquire or take any licence in respect of any intellectual property.

18 Full provision or reserve has been made in the Accounts for all Taxation liable to be assessed on the Company or for which it is or may become accountable in respect of the period ended on the Accounts Date.

19 The Company has within the required period duly and properly made, given or delivered all information, returns, notices, accounts and computations which ought to have been made for the purposes of Taxation and all such information, returns, notices, accounts and computations supplied to any Taxing Authority for any purpose have been made on a consistent basis.

20 Save as disclosed in the Disclosure Letter, there is no dispute or question with any Taxing Authority and the Company has not been the subject of any review, audit or investigation by any Taxing Authority and there is no fact or circumstance known to the Vendors, Robert Green or Marilyn Shein which might give rise to any such dispute, audit, review or question.

21 No clearances and consents are or have been required to be obtained from any Taxing Authority .

22 The Company has duly and punctually paid all Taxation for which it is liable to the appropriate Taxing Authority and whether or not such liability to Taxation is or could be the subject of an appeal.

23 The Company is under no liability to pay any penalty, interest, supplement, fine, default surcharge or other payment in connection with any Taxation.

24 The Company has deducted or withheld all Taxation required to be deducted or withheld from any payments made by the Company and the Company has duly and punctually complied with any obligation to account for any such Taxation deducted or withheld to the appropriate Taxing Authority.

25 There have been disclosed to the Purchaser in the Disclosure Letter, copies of all notifications (if any) from the Inland Revenue that any payment may be made gross or at a reduced rate of withholding which otherwise should have been made net of Taxation.

26   The Company is not the owner of:

     (a)  any shares to which Sections 249-251 ICTA could apply; or

     (b) any qualifying corporate bonds within Sections 116 and 117 TCGA or any qualifying convertible securities within Schedule 10 to the Finance Act 1990.

27   The Company has not issued and is not the owner of:

     (a) any securities in relation to which payments might fall within Section 209(2)(d) and/or (e) ICTA;

     (b)  any deep discount securities within the meaning of Schedule 4 ICTA; or

     (c) any deep gain securities within the meaning of Schedule 11 to the Finance Act 1989.

28 The Company has not been concerned or agreed to be concerned in any transaction involving an exempt distribution within Sections 213-18 ICTA.

29 Within the four years prior to Completion there will have been no major change in the nature or conduct of any trade or business of the Company within the meaning of Section 245 or 768 ICTA whether or not arising as a result of the transfer of assets directly or indirectly by the Company to the Vendor or to any other company under the control of the Vendor or to a connected person of any of them, and no arrangements exist whereby, after Completion, any such major change shall occur.

30 At no time prior to Completion will the activities in a trade carried on by the Company or the scale of activities in a trade or business carried on by the Company become negligible or small and no arrangements exist whereby, after the date of Completion, any such activities shall cease or the scale of any such activities shall become small or negligible.

31 The Company is not and has never at any time been registered for the purposes of VATA.

32 As at the date of this Agreement, other than as disclosed in the Accounts the Company is not involved in any litigation, prosecution, arbitration or any other proceedings for the enforcement of rights or settlement of disputes and no act, omission or event has occurred which has given rise to a threat of such proceedings or which is likely to result in the Company being involved in any such proceedings.

33 The Company has no liability whatsoever (whether legally binding or not) to make any payment to or for the benefit of any employee, officer, consultant, independent contractor or agent in respect of past service, pension or the termination of the employment or engagement of that or any other person (including, without limitation, payments for wrongful or unfair dismissal, loss of office or redundancy) and the Company has no superannuation fund, retirement benefit or other pension schemes or arrangements.

34 Full details of all employment, engagement, remuneration and notice terms of all employees, directors, consultants, independent contractors or agents of the Company are set out in the Disclosure Letter and all remuneration due to them up to Completion has been paid and all of their employment, engagement and office terms can be terminated by the Company on less than three months' notice.

35 There is no outstanding commitment (whether legally binding or not) to increase the remuneration of any officer, employee, consultant, independent contractor or agent of the Company beyond any remuneration presently payable.

36 As at the date of this Agreement, the Company has no bank overdraft facilities nor any borrowings.

37 Other than as disclosed to the Purchaser in writing or in the Disclosure Letter there are no existing contracts (including, without limitation, customer and supply contracts) to which the Company is a party and in which any of the Vendors' Group or any director or shareholder of the Company or any person connected with any of them is interested (and for the purposes of this paragraph a person shall be deemed to be interested in a contract in accordance with the provisions of Section 317 of the Companies Act
     1985).

38   The Company:

     (a) is not party to any contract other than those described in Schedule 5 hereto or disclosed in the Disclosure Letter;

     (b) is not a party to any contract, arrangement or commitment (whether in respect of capital expenditure or otherwise) which was entered into otherwise than on terms determined on an arms' length basis, or outside the ordinary course of business;

     (c) has not delegated any powers under a power of attorney (other than as an incidental part of a larger transaction) which remains in effect and has appointed any agent under an authority which has not been revoked and other than any ostensible or implied authorities to directors or employees and consultants to enter into routine contracts in the normal course of their duties;

     (d) has not, by reason of its default, become bound, and no person has become entitled (or with the giving of notice and/or the issue of a certificate will become entitled) to require it, to repay prior to its stipulated due date any loan capital or other debenture, redeemable preference share capital or borrowed money and no notice has been received since the Accounts Date of such liability having arisen for any other reason;

     (e) has not entered into and is not bound by any guarantee or indemnity under which any liability or contingent liability is outstanding;

     (f) has not at any time acquired, assigned or otherwise disposed of any leasehold property in such a way that it retains any residual liability;

     (g) save as disclosed in the Disclosure Letter is not and has never been party to any joint venture, consortium, partnership or profit sharing arrangement or agreement; and

     (i) to the best of the Vendors' knowledge is not in default under any written agreement or covenant to which it is a party, nor under any other written obligation binding on it being a default which would have a materially adverse affect.

39 The Company does not own or have any interest in any land or building other than as disclosed in the Disclosure Letter and the Company has not entered into any legally binding agreement for the purchase of any such interest.

40 Neither of the Vendors is a U.S. Person as defined in Regulation S of the United States Securities and Exchange Commission (the "SEC") under the Securities Act, a copy of which definition has been provided to the Vendors.

                                  SCHEDULE 4

RELEVANT PROFITS

1 The Relevant Profits will be determined by reference to the net profits of the Company as shown by the financial statements of the Company as at 30th June 1998 ("the 1998 Accounts") and those to be prepared and audited as at 30th June 1999 ("the Final Audited Accounts"). The Final Audited Accounts shall be prepared and audited by the Company's Auditors applying accounting policies and principles on a basis consistent with generally accepted accounting policies and practises applied on a basis consistent with those used in preparing the 1998 Accounts and in particular full provision will be made for all actual, and contingent liabilities of the Company.

     In order to arrive at the Relevant Profits there shall be deducted in each case the amount of Taxation payable by the Company as shown in the relevant accounts or as otherwise determined and the relevant net profits shall be subject to the following adjustments (if not already taken into account in the profit and loss accounts):

     A   Adding back:

     (i) Taxation shown by the audited Profit and Loss Account of the Company or as otherwise determined;

     (ii)      Any payments:

               (a)    not made at arms length;

               (b) made to any other company within the Group of which the Company forms part, including in particular the Purchaser including any management fees or other charges paid to any other such company;

               (c) made in connection with anything not in the Company's normal course of business;

     (iii)     All payments made to any of the following:-

              (a)    Panton Management Limited;

              (b)    Northern Management Limited;

              (c)    Robert Green; and

              (d)    Marilyn Shein;

              and any expenses payable to them, whether under any Consultancy Agreement or otherwise howsoever;

              (iv) any depreciation charged in respect of any items which would normally fall to be depreciated;

              (v) any rents, licence fees or outgoings in respect of any premises occupied or shared by the Company.

     B So as to negate any profits or losses on the revaluation of any assets or any adjustment arising on the translation into US Dollars of assets and liabilities denominated in currencies other than US Dollars;

     C Adding back any extraordinary items as described in Financial Reporting Standard 3 (FRS3) not deriving from the ordinary activities of the Company and any Associated Company of the Company; and

     D        So as to exclude profits or losses of a capital nature.

2 The Purchaser and the Vendors agree to procure that the Company's auditors are instructed to prepare the Final Audited Accounts.

3.1 The Purchaser shall instruct the Purchaser's Auditors to review the Final Audited Accounts within 7 business days of the Company's Auditors issuing the Final Audited Accounts with a view to confirming to the Vendors and the Purchaser within 28 days of the date on which the Final Audited Accounts are approved by the Board of Directors of the Purchaser either that they approve the Final Audited Accounts or that they propose that adjustments should be made to the Final Audited Accounts. If the Purchaser's Auditors do not approve the Final Audited Accounts in their entirety, the Purchaser's Auditors shall be instructed to discuss the adjustments suggested by the

     Purchaser's Auditors with a view to reaching agreement with the Company's Auditors on the final form of the Final Audited Accounts within 14 days of the end of the above 28 day period. If they fail to reach agreement, the matter shall be referred to a firm of accountants of international repute chosen by the Vendors and the Purchaser, provided if they fail to agree on their choice within seven days of the end of such 14 day period, such firm shall be chosen by the President of the Institute of Chartered Accountants (the "Independent Firm") on the application of either party. The Independent Firm shall determine what adjustments (if any) may be required to the Final Audited Accounts in order for them to comply with this
     Schedule 4. The Company's Auditors shall, if requested give the Purchaser's Auditors and the Independent Firm access to their working papers.

3.2 In the event that the Purchaser does not instruct the Purchaser's Auditors within the period referred to in paragraph 3.1 of this Schedule 4, or in the event that the Purchaser's Auditors fail to notify the Company's Auditors that they do not approve the Final Audited Accounts in their entirety within a further period of fourteen days then the Final Audited Accounts shall be deemed to have been agreed inter alia for the purposes of paragraph 3.1 of this Schedule 4.

4 For the purposes of the matters described in this Schedule, the Independent Firm shall be deemed to act as expert and not as an arbitrator. In the absence of manifest error, the determination of the Independent Firm shall be conclusive and binding and the Purchaser and each of the Vendors agrees to be bound by such determination.

                                  SCHEDULE 5

CONTRACTS

1 Service agreement dated 1996 entered into between the Company and Sierre Leone Telecommunications Company Limited

2 Service agreement dated 15 January 1998 between the Company and Cable & Wireless Panama SA.

3 Audiotext termination agreement between Teleglobe International Inc. and the Company dated 3 September 1997.

4 Service agreement dated 11 November 1998 between Automatic Communications Limited and the Company.

5 Master Contract Hire Agreement dated 22 July 1998 between (1) Network Vehicles Limited and (2) Verity International Limited.

6 Hire Agreement dated 22 July 1998 re: Volkswagen Polo between same parties.

7 Lease Purchase Agreement dated July 1998 re: Range Rover registration number N708 JLT between the same parties.

                                     SCHEDULE 6

VENDORS' PROTECTION PROVISIONS

1 The liability of the Vendors in relation to the Warranty Statements shall cease on the expiration of the accounting reference period of the Company ended on 30 June 2000 (or if the accounting reference period of the Company is altered, then 30 June 2000) save as regards any alleged specific breach of which notice in writing (containing details of the event or circumstance giving rise to the breach, the basis upon which the Purchaser is making a claim against the Vendors and the total amount of liability which results) has been given to the Vendors prior to that anniversary.

2 The Vendors shall not be liable for any Warranty Claim unless their aggregate liability (or what would be their liability apart from this paragraph) exceeds US$50,000 in which case the Vendors shall be liable for both the initial US$50,000 and the excess.

3 The total liability of the Vendors under the Warranties and the Deed of Indemnity shall not in any event exceed the value of the Consideration received by the Vendors.

4 In the event of any Warranty Claim being established, the Vendors shall be entitled to set off against the amount of any depletion in or reduction in the value of the assets of the Group Companies giving rise to the Warranty Claim the amount by which (after adjustment where appropriate for Taxation in respect of revenue items) the position of the Group Companies (taken as a whole) in respect of any other matter is established to be better than as so warranted (after adjustments where appropriate for Taxation).

5 The Vendors shall not be liable for any Warranty Claim to the extent that the subject matter of the Warranty Claim is taken into account in determining an adjustment to the Consideration.

6 If the Purchaser and the Company, or either of them, are entitled to make a claim in respect of any act, event or default both under the Warranty Statements and under the Deed of Covenant, the claim shall be made first under the Warranty Statements and any amount payable to the Purchaser or any Group Company under the Deed of Covenant shall be reduced to the extent of the claim.

     ATTESTATIONS


     FOR AND ON BEHALF OF
     SYMPOSIUM
     TELECOM CORPORATION


     RUPERT GALLIERS-PRATT
     .......................................



     FOR AND BEHALF OF
     PANTON
     MANAGEMENT LIMITED


     ROBERT GREEN
     .......................................

     FOR AND ON BEHALF OF
     NORTHERN
     MANAGEMENT LIMITED


     MARILYN SHEIN
     .......................................


     Signed by
     MARILYN SHEIN


     MARILYN SHEIN
     .......................................


     Signed by
     ROBERT GREEN


     ROBERT GREEN
     .................................................

                                  ANNEXURE A

POWER OF ATTORNEY

     We PANTON MANAGEMENT LIMITED of Providence House, East Hill Street, PO Box N-3944, Nassau, Bahamas and NORTHERN MANAGEMENT LIMITED of Providence House, East Hill Street, PO Box N-3944, Nassau, Bahamas being members of Hamilton Telecommunications Limited (no. 239381) ("the Company") hereby irrevocably and unconditionally jointly appoint Symposium Telecom Corporation of 410 Park Avenue, 18th Floor, New York, New York 10022 ("the Purchaser") to be our true and lawful attorney (with full power to appoint substitutes) pending registration of the Purchaser as the legal owner of the shares in the capital of the Company held by us jointly ("the Shares") and in our name or otherwise and on our behalf and as our act and deed to do exercise and perform any of the acts and things to be done and performed or that may be done and performed by us and to execute any documents necessary to be or, if the Purchaser deems desirable, that may be completed or executed by us as our attorney shall think to do and perform and execute in connection with the legal or beneficial ownership of all or any of the Shares as if it were the legal and beneficial owner of the Shares and in particular but without limitation:

     (a) to do and perform any of the acts and things and to approve and execute any document or documents necessary to be completed or executed by us for transferring our legal or beneficial interest in all or any of the Shares into the name of the Purchaser or its nominee(s) or other person(s) nominated by the Purchaser or any person(s) purchasing all or any of the Shares from the Purchaser; and

     (b) to receive or accept service of or agree to waive all or any notices or to agree to accept short notice for and to attend and vote and demand and vote on a poll or otherwise at all or any meetings or class meetings of the holders of shares or securities in the Company;

     in all cases as amply and effectually as we could do if this Power of Attorney had not been made and no sale of any legal or beneficial ownership of the Shares had taken place by us.

     We hereby undertake, pending registration of the transfer of the Shares, to ratify whatever our attorney shall lawfully do or cause to be done hereunder.

     This Power of Attorney is irrevocable and is given to secure the proprietary interest of the Purchaser in the Shares.

     Dated

     Executed as a deed by             )
     PANTON MANAGEMENT LIMITED         )
     by the signature of:              )

                                       Director

                                       Director/Secretary


     Executed as a deed by             )
     NORTHERN MANAGEMENT LIMITED       )
     by the signature of:              )

                                       Director

                                       Director/Secretary

                                     ANNEXURE B

RELEASE OF LIABILITIES

     To:  The Directors of Hamilton Telecommunications Limited ("the Company")

     We hereby irrevocably and unconditionally release the Company and all of its subsidiaries, subsidiary undertakings and associated companies and all of their respective officers and employees from all and any claims or liabilities, whether present or future, actual, contingent or otherwise, which the Company, such other companies and any of such officers or employees may have to me/us on any account whatsoever at the date hereof and I/we hereby waive all and any rights or claims which I/we may have in respect of any such liabilities. I/We also hereby confirm that there is nothing owing between me/us and the Company, such other companies or any such officers or employees.

     Dated

     Executed as a deed by    )
     [        ]               )
     in the presence of:      )

                                   ANNEXURE C

LOST SHARE CERTIFICATE INDEMNITY

To: Hamilton Telecommunications Limited ("the Company")


The original certificates of title issued to us relating to 2 shares of L1 each fully paid of the Company have been lost or destroyed.

Neither the securities nor the certificates of title thereto have been transferred, charged, lent, deposited or dealt with in any manner affecting the absolute title thereto and we are the persons entitled to be on the register in respect of such securities.

We request you to register a transfer of such shares to Symposium Telecom Corporation without production of the said original certificates and in consideration of you doing so undertake to jointly and severally indemnify the Company against all actions, losses, costs, charges, expenses, claims and demands which may be sustained or incurred by or brought or made against you or any of you in consequence of you complying with this request and of the Company permitting at any time hereafter a transfer of the said securities, or any part thereof, without the production of the said original certificates.

We undertake to deliver to the Company for cancellation the lost certificates should the same ever be recovered.

Dated     1998

Executed as a Deed by         )
PANTON MANAGEMENT LIMITED     )
in the presence of:           )

                              Director            )
                                                  )
                              Director/Secretary  )


Executed as a Deed by         )
NORTHERN MANAGEMENT           )
LIMITED                       )
in the presence of:           )

                              Director            )
                                                  )
                              Director/Secretary  )

                                     ANNEXURE D
THE DEED OF COVENANT




      DATED
                                  DEED OF COVENANT

      DATE

      PARTIES

(1) The companies whose names and addresses appear in the Schedule to this Deed ("the Vendors").

(2) Symposium Telecom Corporation of 410 Park Avenue, 18th floor, New York, New York 10022 ("the Purchaser").

(3) Hamilton International Limited (a company incorporated in the Republic of Ireland with registered number 239381) whose registered office is at 27/29 Lower Pembroke Street, Dublin 2, Republic of Ireland ("the Company").

      INTRODUCTION

(A) This Deed is supplemental to an agreement of even date herewith ("the Agreement") made between the Vendors and the Purchaser, whereby (inter alia) the Purchaser agreed to purchase the shares in the Company from the Vendors.

(B) Pursuant to the Agreement, the Vendors are required on Completion to deliver to the Purchaser a duly executed deed of covenant in the form of this Deed.

      INTERPRETATION

(1) In this Deed, unless the context otherwise requires, words and expressions not expressly defined in paragraph (2) below shall have the respective meanings given to them in the Agreement, and the rules of interpretation contained in clause 1 of the Agreement shall apply to this Deed as if the same had been set out herein with references to the Agreement being references to this Deed.

(2)   The following expressions shall have the following meanings:

      Demand any notice, demand, assessment, letter or other document issued, or action taken, by or on behalf of any Taxing Authority (including the imposition of any withholding) from which it appears that a Taxation Liability is or may be imposed which may give rise to a claim under this Deed;

      the Parties         the parties to this Deed, the expression "Party"
                          meaning any of the Parties;

      Taxation all forms of taxation, duties, rates, levies, contributions, withholdings, deductions, liabilities to account, charges and imposts whether imposed in the United Kingdom or elsewhere in the world, including but not limited to:

                          (a) in the United Kingdom, income tax to which the "pay as you earn" system applies, ACT, any liability arising under Sections 419 or 601 ICTA, national insurance contributions, VAT and input tax within the meaning of Section 24 VATA; and

                          (b) all penalties, charges, costs and interest relating thereto or otherwise imposed by any Taxing Authority;

      Taxing Authority    the Inland Revenue, H M Customs & Excise and any other
                          governmental, state, federal, provincial, local governmental or municipal authority, body or official whether of the United Kingdom or elsewhere in the world;

      Transaction         any transaction, act, circumstance, omission,
                          agreement, arrangement or event whatsoever
                          (including, but not limited to, entering into the Agreement, Completion, any change in the residence of any person or the death, winding up or dissolution of any person);

      unavailability      in relation to a Relief, means the loss, reduction,
                          nullification, non-existence, modification, claw-back, counteraction, denial, disallowance, cancellation of or failure to obtain that Relief and "unavailable" shall be construed accordingly.

(3) In this Deed, references to a "Taxation Liability" mean not only any payment or a liability to make any payment (or increased payment) of or in respect of Taxation (whether or not such payment is primarily payable by the Purchaser or the Company and whether or not the Purchaser or the Company has or may have any right of reimbursement from any other person) but also include:

(a) the enforcement or exercise of any mortgage, charge or power of sale over any of the shares in or assets of the Company in connection with the payment of any amount of Taxation.

(4) The Taxation Liability referred to in paragraph (3)(a) above shall be treated as being equal to the amount of Taxation which is or is liable to be paid out of the proceeds of enforcement or exercise of the mortgage, charge or power of sale together with the amount of any costs or expenses incurred in connection with such enforcement or exercise which are liable to be paid out of those proceeds.

(5)   In this Deed:

      (a) any reference to any form of Taxation or Relief in the United Kingdom shall include a reference to the equivalent or substantially equivalent form of Taxation or Relief in any other relevant taxing jurisdiction;

      (b) any reference to the occurrence of a Transaction on or before a particular date (including without limitation, Completion) shall include Transactions which are for the purposes of any Taxation deemed to have been or treated or regarded as having occurred or existed at or before that date; and

      (c) any reference to income, profits or gains arising, earned, accrued or received on or before a particular date (including without limitation, Completion) or in respect of a particular period shall include income, profits or gains which are for the purposes of any Taxation deemed to have been or treated or regarded as arising, earned, accrued or received on or before that date or in respect of that period.

      OPERATIVE PROVISIONS

1     COVENANT TO PAY

1.1 Subject as provided in this Deed, the Vendors agree to pay to the Purchaser, or at the option of the Purchaser to the Company from time to time an amount equal to:

      (a)  any Taxation Liability of the Company:

           (i) which would not have arisen but for any Transaction or Transactions occurring on or before the date of Completion; or

           (ii) arising in respect of or by reference to or in consequence of any income, profits or gains arising, earned, accrued or received on or before Completion;

      (b) any Taxation Liability which is also a Taxation Liability of another person and which is payable by the Company by virtue of

      (c) the other person failing to discharge such a liability to Taxation; any Taxation Liability of the Company arising under Sections 154(2)(b) or 179 TCGA which would not have arisen but for a Transaction or Transactions occurring on or before the date of Completion;

      (d) any Taxation Liability as specified in paragraph (3)(a) of the Interpretation Section of this Deed falling on or to be met or paid by the Purchaser or the Company and arising as specified in paragraph (a) above;

      (e) any Taxation Liability of the Company arising as a result of or in respect of it ceasing to be resident for the purposes of tax in the United Kingdom;

      (f) any contractual liability of the Company entered into prior to Completion to make a payment by way of reimbursement, recharge, indemnity, covenant, guarantee or damages in respect of or arising from another person's liability to Taxation; and

      (g) all costs and expenses reasonably and properly incurred and payable by the Purchaser or the Company in relation to any demand claim or proceeding in respect of any Taxation Liability which is likely to give rise to a claim under this Deed (taking into account clause 1.4).

1.2 Any amount paid to the Purchaser pursuant to this Deed shall be deemed to constitute a reduction in the Consideration.

1.3 The Vendors shall be under no liability under this clause 1 and the other provisions of this Deed in respect of any Taxation liability to the extent that provision for such Taxation liability has been made in the Accounts or such Taxation Liability was discharged prior to Completion.

     1.4 The Covenant in clause 1 shall not apply to any Taxation Liability to the extent that

           1.4.1 the provision or reserve made in the Accounts is insufficient by reason of any increase in the rates of taxation announced after the date of this Agreement, or

           1.4.2 it would not have arisen but for a voluntary act or transaction carried out by the Company after the date of this Deed, otherwise than in the ordinary course of business or at the request or with the consent of the Vendors, and which the Purchaser knew or ought reasonably to have known would give rise to such increased liability; or

           1.4.3 it arises out of a Transaction undertaken after the Accounts Date but before Completion by the Company in the ordinary course of its business and for which the Company is primarily liable; for the purpose of this Clause 1.4.3, a Transaction undertaken outside the ordinary course of business of the Company shall include, but not be limited to, the following:

                    (i) anything which involves, or leads directly or indirectly to the receipt by the Company of a Demand in respect of any Taxation Liability of, or properly attributable to, another person (other than the Company);

                    (ii) anything which relates to or involves a Transaction which is not entered into at arm's length (including, but not limited to, the acquisition or disposal of an asset or the supply of services or the lending of money or the hiring or licensing of tangible or intangible property);

                    (iii) anything which relates to or involves a distribution for Taxation purposes, the creation, cancellation or reorganisation of share or loan capital, the creation, cancellation or repayment of any intra-group debt or any company becoming or ceasing or being treated as ceasing to be a member of a group of companies or as becoming or ceasing to be associated or connected with any other company for any Taxation purposes; or

                    (iv)  any failure to deduct and/or account for Taxation; or

                    (v) any Transaction which gives rise to a Taxation Liability in respect of deemed (as opposed to actual) income, profits or gains; or

                    (vi) any Transaction which gives rise to a Taxation Liability under Sections 124 to 129 (inclusive) of the Finance Act 1995 (change of residence and non-residents) or Sections 203F, 203FA or 203FB of ICTA (PAYE); or

                    (vii) any fine, penalty, surcharge, interest or other
                          imposition arising as a result of a failure by the Company duly to deduct, charge, recover and/or account for Taxation.

     1.4.4 the Company has recovered (less any costs of recovery and any tax on the recovery) an amount in respect of such Taxation from a person or persons other than the Vendors or the Purchaser.

     1.5 The Purchaser shall not be entitled to recover any sum pursuant to this Deed if and to the extent that the same subject matter has given rise to a claim for breach of any of the Warranty Statements and that claim has been satisfied and vice versa.

2     GROSSING-UP OF PAYMENTS

2.1 All sums payable by the Vendors to any person pursuant to this Deed shall be paid free of any rights of counterclaim or set off and without any deductions or withholdings whatsoever, save only as may be required by any applicable law.

2.2 If any deductions or withholdings are required by law to be made from any of the sums payable pursuant to this Deed (other than interest payable pursuant to clause 3.2 thereof), the Vendors shall be obliged to pay to the relevant person such sum as will, after the deduction or withholding has been made, leave that person with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding provided that if the relevant person obtains a credit for the deduction or witholding in calculating its Taxation liability it shall promptly account to the Vendors for such proportion of any credit obtained as shall leave the relevant person in no better or worse position than if no such deduction or withholding had been required.

2.3 If Taxation is payable on any sum paid by the Vendors to any person pursuant to this Deed or the Agreement, (other than interest payable pursuant to clause 3.2 thereof) the sum otherwise so payable shall be grossed up by such amount as will ensure that, after payment of any Taxation charged on or in respect of such payment, there shall be left a sum equal to that which would otherwise be payable pursuant to this Deed or the Agreement.

3     DATE FOR PAYMENT

3.1 Without prejudice to clauses 1.3 and 1.4 of this Deed, Where the Vendors become liable to make any payment pursuant to this Deed, the due date for the making of that payment shall be:

      (a) where that payment relates to a liability on the part of the Purchaser or the Company to pay an amount of or in respect of Taxation, the fifth Business Day prior to the date on which that amount must be paid to the Taxing Authority concerned in order to avoid incurring a liability to interest or a charge or penalty in respect of such Taxation; and

      (b) in any case under 1.1(f) or (g), the date falling five Business Days after the date when the Vendors have been notified by the Purchaser or the Company that the Vendors have a liability for a determinable amount pursuant to this Deed.

3.2 If any payment required to be made by the Vendors pursuant to this Deed is not made by the due date then the amount payable shall carry interest from the due date until the date when payment is actually made at the rate of 2% above the base rate from time to time of Barclays Bank PLC.

4     PURCHASER'S UNDERTAKING

4.1 The Purchaser agrees to pay to the Vendors an amount equal to any liability of the Vendors for corporation tax arising pursuant to Section 767A ICTA as a result of the Company failing to pay any corporation tax assessed on it.

4.2 The Purchaser shall not be liable under clause 4.1 for any corporation tax:

      (a) to the extent that the Purchaser would (but for such corporation tax having been satisfied by the Vendors or such other person falling within Section 767A(2) ICTA by virtue of a relationship which he has with the Vendors) have had a claim under clause 1; or

      (b) to the extent that it has been recovered (otherwise than from the Vendors or Robert Green or Marilyn Shein) under Section 767B(2) ICTA (and the Vendors shall procure that no such recovery is sought to the extent that payment is made hereunder).

4.3 Clause 3 shall apply to the covenant contained in this clause 4 as it applies to the covenant contained in clause 1, replacing references to the Vendors with references to the Purchaser (and vice versa) and making any other necessary modifications.

5     RIGHT TO REIMBURSEMENTS

5.1 If the Purchaser or the Company is or becomes entitled to recover (whether by operation of law contract or otherwise including by way of indemnity) from some other person (not being the Company or any member of the Purchaser's Group or any employee of any of them) any amount in respect of a Taxation Liability which has resulted in a payment by the Vendors to the Purchaser under this Deed, then the Purchaser shall promptly notify the Vendors of the said entitlement and, if so required by the Vendors and at the cost of the Vendors the Purchaser and the Company shall take all reasonable steps as the Vendors may reasonably require to enforce that recovery (keeping the Vendors fully informed of progress) and shall apply the same in accordance with Clause 5.2.

5.2 If the Purchaser or the Company receives a recovery as mentioned in Clause 5.1 then the Purchaser shall promptly pay to the Vendors an amount equal to so much of the benefit received or sum recovered (less any tax payable by the recipient in respect thereof and less any costs and expenses incurred by the Purchaser or the Company) as does not exceed the amount which the Vendors have previously paid under this Deed in respect of the relevant Taxation Liability (together with so much of any interest or repayment supplement paid to the recipient of the recovery or corresponding benefit in respect thereof as corresponds to the proportions of the recovery or benefit accounted for under this Clause 5.2, less any tax thereon).

6     RELIEFS AND CORRESPONDING SAVINGS

6.1   Where:

      (a) an amount of tax paid by the Company has resulted in a Relief which would not otherwise have arisen (and which has not been taken into account in computing any liability of the Covenantor under the Warranty Statements or has not been taken into account in computing any over-provision pursuant to Clause 6.1(b)) (a "Relevant Relief") and the Vendors have made a payment to the Purchaser in respect of such amount of Taxation under this deed; or

      (b) any provision for tax in the Accounts has proved to be an over-provision (except to the extent that such over-provision results from the utilisation of a Relief arising in relation to any period after Completion or by reason of a Relief already taken into account in computing any payment under the warranties or this Deed or for the purposes of Clause 6.1(a) above) ("Over-provision");

      an amount equal to the amount by which the Company's liability to Tax is reduced as a result of utilisation of a Relevant Relief or Over-provision (as determined and certified by the auditors for the time being of the Company at the expense of the Vendors) shall be dealt with in accordance with clause 6.2 below.

6.2 Where pursuant to clause 6.1 any amount ("the Relevant Amount") is to be dealt with in accordance with this sub-clause:-

      (a) the relevant amount shall first be set off against any payment then due from the Vendors under this Deed or any provision of the Agreement relating to Taxation;

      (b) to the extent there is an excess after set off in accordance with clause 6.2(a) a refund shall be made to the Vendors of any previous payment or payments made by it under this Deed in respect of such Tax Liability and not previously refunded under this sub-clause up to the amount of such excess; or

      (c) to the extent of any remaining excess, the same shall be set against further payment under this Deed or any provision of the Agreement relating to Taxation until exhausted.

6.3 For the purposes of clause 6.1(a) no Relevant Relief shall be treated as having arisen until it has been realised by the Company either by way of repayment or by reduction in tax which would otherwise have been due and payable and in particular nothing in this clause shall require the Purchaser to procure that the Company utilises a Relevant Relief prior to any relief which became available to the Company after Completion.

7     CONTESTING OF ANY DEMAND

7.1 If any Demand is received by or comes to the notice of the Purchaser or the Company, the Purchaser shall as soon as reasonably practicable give or procure to be given to the Vendors written notice of that Demand. Such notice shall be accompanied by a copy of the Demand (if made in writing).

7.2 If so requested in writing by the Vendors and subject to the Purchaser and the Company being indemnified and secured in such manner as the Purchaser may reasonably require against all losses, Taxation, additional Taxation, costs, damages and expenses which may be incurred, the Purchaser and the Company shall take such action (at the cost of the Vendors) as the Vendors may reasonably request in writing to avoid, dispute, resist, appeal, compromise or defend the Demand PROVIDED THAT neither the Purchaser nor the Company shall be required to make a formal appeal to any court, appellate body or judicial authority unless the Vendors at their own expense and after disclosure of all relevant information and documents obtain and deliver to the

      Purchaser an opinion from Counsel who has specialised in Taxation matters for a minimum of five years advising that in his opinion an appeal against the Demand would on the balance of probabilities be likely to succeed.

7.3 The Vendors hereby acknowledge that neither the Purchaser nor the Company shall be obliged to comply with any of the provisions of clause 7.2 if in the opinion of the auditors of the Company at the time of such determinationany such compliance would adversely affect the future liability of the Company to Taxation without the approval of the Purchaser or the Company such approval not to be unreasonably withheld or delayed.

7.4 The Purchaser or the Company shall, without reference to the Vendors, be entitled to admit, compromise, settle, discharge or otherwise deal with a Demand on such terms as it thinks fit and without prejudice to any right or remedy under this Deed if:

      (a) the Vendors have not made the request referred to in clause 7.2 by the earlier of the following dates:

           (i) the date occurring 21 days after the date on which notice of that Demand was given pursuant to clause 7.1; and

           (ii) the date occurring two clear Business Days prior to the last date on which an appeal may be made against the Taxation Liability to which the Demand relates; or

      (b) the Purchaser or the Company shall not at any time be indemnified and secured as provided in clause 7.2; or

      (c) Counsel shall advise (on the balance of probabilities pursuant to clause 7.2) that an appeal against the relevant Demand is not likely to succeed; or

      (d) the Vendors shall have made the request referred to in clause 7.2, but shall subsequently fail to make a further request or requests within 21 days of the Purchaser requesting the same in writing from the Vendors; or

      (e) it appears to the Purchaser or the Company that while the Company was under the control of the Vendors there was any act or failure to act by the Company or the Vendors which might constitute fraud in relation to any Taxation Liability.

7.5 For the purposes of this clause 7, the Vendors shall appoint from amongst their number a representative who may make or authorise the making of requests as to any action to be taken ("the Vendors' Representative") and the Vendors may by not less than seven days' written notice to the Purchaser signed by all the Vendors withdraw the authority of one representative and appoint another in his place. The Purchaser and the Company shall be entitled to have regard only to the requests made or authorised by the said Vendors' Representative from time to time and shall not be responsible for the consequences of or incur any liability to any of the Vendors by acting in accordance with such instructions.

8     GENERAL

8.1   The liability of the Vendors under this Deed shall be joint and several.

8.2 Any liability to the Purchaser under this Deed may be released, compounded or compromised in whole or in part and time or indulgence may be given by the Purchaser in its absolute discretion as regards the Vendors or any of them under such liability without in any way prejudicing or affecting its rights against the Vendors or any of them in respect of any other liability under this Deed or against any other Vendor under the same or a like liability.

8.3 The rights under this Deed of the Vendors, Purchaser and the Company shall be without prejudice to their respective rights and remedies under, pursuant to or resulting from the Agreement and shall continue to be of full force and effect notwithstanding Completion.

8.4 The provisions of clauses 9.12 (Notices and Acceptance of Process), 9.13 (Governing Law), 9.14 (Jurisdiction) and 9.16 (Execution in Counterparts) of the Agreement shall apply to this Deed as if the same had been set out herein with references to the Agreement being references to this Deed.

                                      SCHEDULE

                                   (the Vendors)


      1. Panton Management Limited (no. 39307B) whose registered office is at Providence House, East Hill Street, PO Box N-3944, Nassau, Bahamas.


      2. Northern Management Limited (no. 71490B) whose registered office is at Providence House, East Hill Street, PO Box N-3944, Nassau, Bahamas.

EXECUTED and DELIVERED    )
as a DEED by SYMPOSIUM    )
TELECOM CORPORATION       )


---------------------------
Director


---------------------------
Director/Secretary


EXECUTED and DELIVERED    )
as a DEED by PANTON       )
MANAGEMENT LIMITED        )


---------------------------
Director


---------------------------
Director/Secretary



EXECUTED and DELIVERED    )
as a DEED by NORTHERN     )
MANAGEMENT LIMITED        )


---------------------------
Director


---------------------------
Director/Secretary

                                    ANNREXURE E
CONSULTANCY AGREEMENT


               DATED


                          CONSULTANCY AGREEMENT




           SYMPOSIUM TELECOM CORPORATION             (1)

           [-]                                       (2)

           MR/MRS [-]                                (3)

      DATE

      [  ]

      PARTIES

(1) SYMPOSIUM TELECOM CORPORATION of 410 Park Avenue, 18th Floor, New York, New York 1022 ("the Company");

(2)   [       ] of [-] ("the Consultant"); and

(3)   [       ] of [-]  ("Mr/Mrs        ").

      DEFINITIONS

(A) In this Agreement, unless the context otherwise requires, the following words and expressions bear the meanings shown:

      "ACL" Automatic Communications Limited (a company incorporated in the Bahamas)

      "the Appointment"         the appointment of the Consultant on the terms
                                of this Agreement

      "the Board"               the board of directors for the time being of the
                                Company (excluding Mr /[        ])

      "the Business"            the business of providing international and
                                audiotext services, and a billing mechanism for international audiotext services carried on by Hamilton and in the case of ACL the same and also internet services

      "the Commencement Date"     the date of Completion of the acquisition
                                  of the entire issued share capital of
                                  Hamilton by the Company
      "Confidential Information"  all information which may be imparted in confidence or be of a confidential nature relating to the Business or prospective business, current or projected plans or internal affairs of the Company or any Group Company and, in particular, but not limited to all Know-how, Marketing
                                  Information, trade secrets, unpublished
                                  information relating to the Company's or any Group Company's intellectual property and any other commercial, financial or technical information relating to the business or prospective business of the Company or any Group Company or to any customer or potential customer or supplier or potential supplier, licensee, officer or employee of the Company or any Group
                                  Company or to any member or person
                                  interested in the share capital of the
                                  Company or any Group Company

      "Documents"                 documents, disks, memory, notebooks, tapes
                                  or any other medium, whether or not
                                  eye-readable, on which information (whether confidential or otherwise) may from time to time be referred to, written or recorded

      "the Group"                 the Company, any company which is for the
                                  time being the ultimate holding company of the

                                  Company, all subsidiaries for the time
                                  being of the Company or of such holding
                                  company and any company at least 65 per
                                  cent. of the equity share capital of which is owned directly or indirectly by the Company or by such holding company

      "Hamilton"                  Hamilton Telecommunications Limited a company
                                  incorporated in the Irish Republic

      "holding company and        the same meanings as are respectively
      subsidiary"                 attributed to such expressions by Section
                                  736 of the Companies Act 1985

      "the Initial Period"        the initial period of the Appointment as
                                  described in clause 1.1

      "Know-how"                  information (including without limitation
                                  that comprised in formulae, specifications, designs, drawings, component lists, databases, software (or pre-cursor documents), databases, manuals, instructions and catalogues) held in whatever form relating to the creation, production or supply of any products or services by the Company or any Group
                                  Company, or by or to any of the suppliers, customers, partners or joint venturers of such company

      "Marketing Information"     information relating to the current or
                                  prospective marketing or sales of any
                                  products or services of the Company or any Group Company, including lists of customers' and suppliers' names, addresses and contacts, sales targets and statistics, market share and pricing statistics, marketing surveys, research and reports and advertising and promotional material

      "Net Profit"                the net profit of the Company in each
                                  financial year as determined pursuant to the Schedule

      "Permitted Business"        the business of providing international
                                  audiotext services and internet services and a billing mechanism for international audiotext services as carried on/or to be carried on by Automatic Communications
                                  Limited

      "Relevant Profits"          as set out in the Schedule

(B) References to any enactment shall be construed as references thereto as from time to time amended or re-enacted and to any previous enactment consolidated therein and to any regulation or order made thereunder.

(C) References to clauses and the parties are respectively to clauses of and the parties to this Agreement.

      OPERATIVE PROVISIONS

1     APPOINTMENT

1.1 Subject to the terms and conditions hereof the Company hereby agrees to appoint the Consultant and the Consultant hereby agrees
      to make available to the Company the services of Mr/Mrs [   ] as
      a consultant of the Company for a fixed period of two years from the Commencement Date ("the Initial Period") and thereafter unless or until terminated by either the Company or the Consultant giving to the other not less than four months' notice in writing to expire at or at any time after the end of the Initial Period (unless in the meantime notice has been given pursuant to clause 1.2).

1.2 If on the second anniversary of the Commencement Date the Appointment is continuing, the Consultant may extend the Initial Period by one year from the date on which it would otherwise have expired by giving notice in writing to the Company at any time during the three months immediately preceding that anniversary in which case the provisions of this clause 1.2 shall no longer apply.

1.3 The Company (and any relevant Group Company) shall not be obliged to provide work to the Consultant at any time after notice of termination of the Appointment shall have been given by either party under any of the provisions of this Agreement and the Company may, in its discretion, take any one or more of the following steps in respect of all or part of an unexpired period of notice:

      (a) require the Consultant to comply with such reasonable conditions as it may specify in relation to attending at, or remaining away from, the place(s) of business of the Company and the Group Companies;

      (b)    assign the Consultant to other duties; or

      (c) withdraw any powers vested in, or duties assigned to, the Consultant.

1.4 [R Green only]. The Company agrees to appoint and, subject to the approval of the shareholders of the Company and provided that the Company is not required to make any disclosures in relation to Mr Green under Section 401(d) of Regulation S-B, to maintain, Mr Green as a director of the Company and agrees that subject to the resolution of the shareholders of the Company at the annual general meetings of the Company he shall be entitled to remain such a director so long as his services continue to be provided hereunder.

1.5 [R Green, M Shein] The Company agrees that if not already appointed as such [R Green and M Shein] shall be appointed and will be entitled to remain a director of Hamilton for so long as the services of [R Green and M Shein] are provided under the terms of this Agreement [F Thomas also] and in the event of the Company acquiring ACL, as a director of ACL. The Company shall procure at all times and maintain Directors or Officers Indemnity Insurance for his/her benefit.

1.6 [R Green only] The Company and [R Green] agree to enter into an Indemnification Agreement, substantially in the same form as that attached to this Agreement as Annexure A.

1.7 [M Shein and F Thomas alternative] the Company and [M Shein and F Thomas] agree to enter into an Indemnification Agreement on terms to be agreed (or if they cannot be agreed then as determined by an independent solicitor appointed by the parties by agreement or in the absence of agreement by the President of the Law Society of England and Wales (on the application of any party)) as soon as is reasonably possible following the date of the Appointment (if not entered into on the execution of this Agreement).

2     DUTIES

2.1   During the continuance of the Appointment the Consultant shall
      and shall procure that Mr/Mrs [       ] shall:

      (a) provide such services and exercise such powers in relation to the Business as the Company may reasonably request from time to time including (without prejudice to the generality of the foregoing);

           (i) advising the Company on all matters relating to the promotion, development and conduct of the Business;

           (ii) being responsible to the Board and performing such duties and exercising such powers as may from time to time be assigned to or vested in it or Mr/Mrs
                   [   ] by the Board;

           (iii) making itself and [himself/herself] available, at reasonable times and upon reasonable notice, to the Company for the purpose of consultation and advice, attending such meetings with representatives of the Company as the Board may reasonably specify and, in that connection, making such visits as the Board may reasonably request from time to time;

           (iv) [Robert Green and M Shein only] acting as joint managing director of Hamilton and (if acquired by the Company) ACL.

      (b)  throughout the Appointment procure that Mr/Mrs [         ]
           devote as much time as [he/she] reasonably considers necessary for his/her part of the management of Hamilton (and ACL in the event of the Company acquiring all the issued shares in ACL) unless prevented by ill health or other circumstances beyond its or his/her control.

3     FEES AND EXPENSES

3.1   The Company shall pay to the Consultant for the proper
      performance of its and Mr/Mrs [      ]'s duties under this
      Agreement:

      (a)  a fixed fee at the rate of [US$250,000/F Thomas -
           US$100,000] per annum (or such higher rate as the Company may from time to time notify in writing to the Consultant) ("the Hamilton Fixed Fee");

      [Green/Shein]

      Provided that in the event that the Company acquires all or any of the issued share capital of ACL, the Company shall pay to the Consultant an additional fixed fee of [R Green and M Shein - US$250,000 and F F Thomas - US$125,000 per annum] ("the ACL Fixed Fee") unless the Relevant Profits of ACL exceed US$15,000,000 in any relevant year in which case, the ACL Fixed Fee shall be multiplied by two. Provided that

      (aa) until the Relevant Profits of ACL for the relevant year shall have been ascertained in the manner described in Part BB of the Schedule the ACL Fixed Fee shall be paid at the rate of [$250,000] [$125,000] per annum;

      (bb) within seven working days of the signing off of the relevant ACL Accounts in the event that Relevant Profits of ACL exceed $15,000,000 the Company shall pay to the Consultant the further sum of [$250,000] [$125,000] but in the event that payment shall not have been made by such date then the Company shall, in addition, pay to the Consultant interest at the rate of 5% per annum over Barclays Bank Plc's Base Rate for the time being (as well after as before any judgement) for the period commencing on the due date and ending on the day on which payment is made in cleared funds.

      (cc) in the event that the result is a minus figure, it shall be deemed to be zero and shall accordingly not reduce the fixed fee; and

      (dd) in the event that the adjustment to the fixed fee requires to be carried out at any time other than the end of any accounting period, then the adjustment shall be made for the relevant number of months commencing with the beginning of the first month of the relevant period and ending on the last day of such period.

      and

      (b)  a bonus of an amount equal to 12 percent of Relevant
           Profits in respect of each financial year of Hamilton and ACL (in the event that the Company acquires ACL) subject to deduction from the Relevant Profits:

           (i) in respect of Hamilton of L4,228,000 for the accounting period ended 30 June 1999 and L6,000,000 in respect of the accounting period ended 30 June 2000 and for all subsequent accounting periods such an amount as shall be agreed from time to time between the Board and the Consultant as the projected profits of Hamilton; and

           (ii) (in the event that the Company acquires ACL) of ACL, less such amounts as shall be agreed between the Board and the Consultant from time to time as the projected profits of ACL for all relevant accounting periods.

           Relevant Profits shall be determined in accordance with and subject to the terms of the Schedule and payable (if at all) within 14 days of its determination. [Provided that the bonus shall not in any financial year exceed US$100,000
           - FABRICE THOMAS].

3.2      The fixed fees of the Consultant will:

         (a) accrue from day to day subject to the proviso to clause 3.1(b) and be payable by equal monthly instalments in arrears by not later than the last working day of each month;

         (b) notwithstanding anything to the contrary contained in the Certificate of Incorporation or Bye Laws of the Company or of any other Group Company, be inclusive of any other fees or remuneration of any description (but for the avoidance of doubt not any dividends) which the Consultant or Mr/Mrs
              [        ] may be entitled to receive from the Company or
              any Group Company or any other company or association in which he/she holds office as a nominee or representative of the Company or any Group Company (and the Consultant or
              Mr/Mrs [        ] shall, at the discretion of the Board,
              either waive his right to any such remuneration or account to the Company for the same forthwith upon receipt) of the fee;

         (c) be paid by credit transfer to the account nominated by the Consultant from time to time; and

         (d) be capable of set off by the Company from time to time against any liability of the Consultant to the Company.

3.3 The Consultant hereby authorises the Company to deduct from any remuneration accrued and due to it under the terms of this Agreement (whether or not actually paid during the Appointment) or from any pay in lieu of notice any overpayment of fee or expenses or payment made to the Consultant by mistake or through any misrepresentation.

3.4      The Consultant shall be reimbursed by the Company for all
         expenses reasonably and properly incurred by Mr/Mrs [    ] and
         the Consultant in the performance of their duties hereunder subject to the provision of satisfactory vouchers and receipts or other evidence of actual payment of such expenses (air travel to be at least Business Class or equivalent).

3.5 [M Shein only]Until termination of the Appointment and subject to Mrs Shein holding and continuing to hold a full driving licence the Company shall at its own expense provide or procure that the Consultant is provided with the use for Mrs Shein of a motor car of an appropriate standard, quality and make for the purpose of enabling Mrs Shein to discharge the Consultant's duties hereunder being at least of a cost approximately equivalent to a Range Rover.

[3.5     for R Green (alternative form)

         [The Company shall throughout the continuation of this Agreement pay to Panton Management Limited the sum equivalent to the cost of the lease purchase agreement relating to a Range Rover presently used by Mrs M Shein and in addition all running costs of a car of similar standard including in particular insurance premiums, maintenance, repairs, fuel and oil.]

4        UNDERTAKINGS

4.1 The Consultant hereby undertakes with the Company to indemnify the Company and keep the Company at all times fully and effectively indemnified from and against all and any taxation (including in particular but without limitation all and any PAYE or National Insurance Contributions) assessed on the Company by reason of the Appointment.

4.2 The Consultant hereby warrants and undertakes to the Company that it is free to enter into this Agreement and to perform all its obligations and procure the performance of all the obligations of
         Mr/Mrs [        ] hereunder.

5        CONFIDENTIALITY AND RESTRICTIONS

5.1 Neither during the continuance of the Appointment, other than in the proper course of its duties and for the benefit of the Company, nor after the termination date of the appointment for
         any reason whatsoever, shall the Consultant nor Mr/Mrs [      ]:

         (a) use, disclose or communicate to any person any Confidential Information which he/she shall have come to know or have received or obtained at any time (before or after the date of this Agreement) by reason of or in connection with its and his/her service with the Company; or

         (b) copy or reproduce in any form or by or on any media or device save as reasonably necessary or allow others access to or to copy or reproduce Documents containing or referring to Confidential Information.

5.2 The Consultant acknowledges that all Documents containing or referring to Confidential Information at any time in his control or possession are and shall at all times remain the absolute property of the Company and the Consultant undertakes, both during the Appointment and after the termination of the Appointment:-.

         (a) to exercise due care and diligence to avoid any unauthorised publication, disclosure or use of Confidential Information and any Documents containing or referring to it;

         (b) at the direction of the Board, on or following the termination of this Agreement to deliver up any Confidential Information (including all copies of all Documents whether or not lawfully made or obtained) or to delete Confidential Information from any re-usable medium; and

         (c) to do such things and sign such documents at the expense of the Company as shall be reasonably necessary to give effect to this Clause and/or to provide evidence that it has been complied with.

5.3      The restrictions in Clause 5.1:

         (a) will not restrict the Consultant from disclosing (but only to the proper recipient) any Confidential Information which the Consultant is required to disclose by law or any order of the court or any relevant regulatory body, provided that the Consultant shall in so far as practicable give prior written notice to the Company of the requirement and of the information to be disclosed and insofar as it is practicable allow the Company an opportunity to comment on the requirement before making the disclosure; and

         (b) will not apply to Confidential Information which is or which comes into the public domain otherwise than as a result of an unauthorised disclosure by the Consultant.

5.4 The Consultant agrees that the restrictions set out in this Clause 5 are without prejudice to any other duties of confidentiality owed to the Company whether express or implied and are to survive the termination of the Appointment.

5.5      Save as permitted under Clause 5.6, the Consultant and Mr/Mrs
         [      ] shall not during the Appointment carry on or be
         concerned, engaged or interested directly or indirectly (whether as principal, shareholder, partner, employee, officer, agent or otherwise) in any trade or business which in any way competes with that of the Company.

5.6      The Consultant and Mr/Mrs [      ] may have an interest in the
         Permitted Business.

5.7      The Consultant and Mr/Mrs [    ] shall not during the Appointment
         or for a period of 3 years following termination of the Appointment either on his own behalf or on behalf of any person, firm or company solicit or endeavour to entice away from the Company an actual employee, or discourage from being employed by the Company any person who, to the knowledge of the Consultant, is an employee or a prospective employee of the Company; or

5.8      The Consultant and Mr/Mrs [      ] shall not, save in respect of
         an interest permitted by clause 5.6 or with the prior written consent of the Board (which shall not be unreasonably withheld), for a period of 12 months from the termination of the Appointment ("the Period") within the United States of America or anywhere else the Company does business to a material extent ("Restricted Area") carry on or be concerned or engaged or interested directly or indirectly (whether as principal, shareholder, partner, employee, officer, agent or otherwise) in any part of any trade or business which competes with any part of any trade or business carried on by the Company.

5.9      The Consultant and Mr/Mrs [      ] shall not for a period of 12
         months from the date of termination of the Appointment either on its or his/her own behalf or on behalf of any person, firm or company in relation to the business activities of the Company in which the Consultant has been engaged or involved, directly or indirectly:

         (a) solicit, approach or offer services to or entice away from the Company any person, firm or company who was a client or customer of the Company during the period of this Agreement and with whom the Consultant has been actively engaged or involved by virtue of his duties with such customer hereunder ("the Period"); or

         (b) deal with or accept custom from any person, firm or company who was a client or customer of the Company with whom the Consultant has been actively engaged or involved by virtue of his duties hereunder during the Period; or

         (c) solicit or approach or offer services to or entice away from the Company any person, firm or company who was a supplier, agent or distributor of the Company during the Period with whom the Consultant has been actively engaged or involved by virtue of his duties hereunder during the Period; or

         (d) deal with or interfere with any person, firm or company who was a supplier, agent or distributor of the Company during the Period and in each case with whom the Consultant has been actively engaged or involved by virtue of his duties hereunder during the Period;

         PROVIDED THAT nothing contained in these paragraphs (a) to (d) shall prohibit the Consultant from carrying out any activities which are not in competition with any part of the Business.

5.10 The Consultant shall not, at any time after the Termination of the Appointment, either on its own behalf or on behalf of any other person, firm or company directly or indirectly interfere or seek to interfere with the continuance, or any of the terms, of the supply of services to the Company.

5.11 The restrictions contained in clauses 5.1 - 5.10 are separate and distinct and are to be construed separately from every other restriction contained in this sub-clause. The above restrictions are considered reasonable by the parties but in the event that any such restrictions shall be found to be void but would be valid if some part thereof were deleted or the scope or period reduced such restrictions shall apply with such modification as may be necessary to make it valid and effective.

6        TERMINATION OF THE APPOINTMENT

6.1      If Mr/Mrs [        ] shall at any time become ill or be unable
         properly to perform his/her duties hereunder by reason of ill health, accident or other incapacity (thereby preventing the Consultant from discharging in full its duties hereunder) either for a period of or for periods aggregating not less than 180 days in any period of twelve consecutive calendar months, the Company may by one month's notice in writing to the Consultant forthwith terminate the Appointment, but no such notice shall be given by the Company to the Consultant by reference to any period or periods of incapacity after the expiration of one calendar month from the end of the period or the last of the periods of incapacity taken into account for the purpose of such notice.

6.2.1    If the Consultant or Mr/Mrs [        ] shall (as the case may
         be):

         (a) materially fail or neglect to discharge its duties hereunder or otherwise to observe or perform the provisions of this Agreement in any material respect (otherwise than by reason of ill health, accident or other incapacity) and which failure or neglect is not remedied within a period of 28 days from the receipt of written notice from the Company to this effect; or

         (b)  be adjudicated bankrupt; or

         (c) be placed in voluntary liquidation otherwise than for the purpose of reconstruction or amalgamation or if any order is made for its compulsory liquidation; or

         (d) shall have an administrator or receiver or other encumbrancer appointed over the whole or any part of its assets or undertaking or otherwise become subject to the insolvency laws of any jurisdiction in which it carries on business so that the services to be performed hereunder cannot be performed to a reasonable standard; or

         (d)  be guilty of serious misconduct; or

         (e) commit any act of fraud or dishonesty (whether or not connected with the appointment); or

         (f) act in any way which may bring the Company or any member of the Group into disrepute; or

         (g) become of unsound mind (as defined in section 112 or section 145 of the Mental Health Act 1983); or

         (h) be convicted of a criminal offence (other than an offence under the Road Traffic Acts for which a penalty of imprisonment is not imposed); or

         (i)  in the event that Mr/Mrs [          ] becomes deceased.

         the Company may (without prejudice to any other rights or remedies of the Company in respect thereof) by notice in writing to the Consultant forthwith terminate the Appointment.

6.3 On termination of the Appointment under clause 6.1 or 6.2 the Consultant shall be paid any accrued fixed fees to the date of termination.

6.4      Upon the expiry or termination of the Appointment (howsoever
         caused) each of the Consultant and Mr/Mrs [        ] shall
         deliver up to the Company any motor car provided hereunder and all correspondence, notes, customer lists, plans, drawings, documents, papers, records (including machine-readable records), credit cards, Confidential Information, Documents or property belonging to the Company or any other member of the Group which may have been made by it or him/her or have come into its or his/her possession and shall not retain any copies, notes, extracts or records (including machine-readable records) of any such items.

7        ROLE OF MR/MRS [      ]

         The Consultant hereby covenants with the Company to the best of its ability to procure the performance and observance by Mr/Mrs
         [        ] of all his obligations hereunder and to procure that
         Mr/Mrs [        ] carries out on behalf of the Consultant all
         duties of the Consultant hereunder and hereby acknowledges that
         any breach by Mr/Mrs [        ] shall constitute a separate
         breach by the Consultant of its obligations hereunder.

8        GENERAL

8.1      This Agreement is personal to the Consultant and Mr/Mrs
         [       ], neither of whom shall be entitled to assign any of their respective rights hereunder or sub-contract or otherwise delegate any of their respective obligations hereunder to any third party.

8.1 Until such time as all of the consideration has been paid to Panton Management Limited and Northern Management Limited ("the Vendors") pursuant to a share sale and purchase agreement of even date entered into between the Vendors (1), Marilyn Shein (2), Robert Green (3) and the Company (4) and for so long as either of the Consultancy Agreements in favour of Panton Management Limited and Northern Management Limited shall subsist, the Purchaser shall procure that no one shall be appointed a Director of Hamilton (or of ACL following completion of the purchase of all the issued share capital of ACL by the Company, in the event that such completion takes place) without the written consent of Panton Management Limited, Northern Management Limited, Robert Green and Marilyn Shein.

8.2 This Agreement represents the entire understanding between the parties in relation to the subject matter and shall take effect on and from the Commencement Date, as from which date all other agreements or arrangements between the Company and the Consultant
         and/or Mr/Mrs [        ] relating to the services of the
         Consultant and/or  Mr/Mrs [        ] shall be deemed to have been
         cancelled.

8.3      The Consultant and Mr/Mrs [      ] undertake not to disclose or
         communicate any terms of the Appointment to any other employee of any Group Company save insofar as may be necessary (or to any third party save for the purpose of obtaining professional advice.

8.4 The expiry or termination of the Appointment (howsoever caused) shall not prejudice any claim which any party may have against another in respect of any antecedent breach of any provision hereof nor shall it prejudice the continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such expiry or termination.

8.5 The terms of this Agreement shall not be varied or amended except in writing signed by the parties.

8.6 Nothing in this Agreement shall constitute or create or be deemed to constitute or create a partnership or the relationship of principal and agent or employer and employee between the parties
         and neither the Consultant nor Mr/Mrs [        ] shall bind or
         otherwise commit the Company to any third party without the prior consent of the Board.

8.7.1 Any notice or communication under or in connection with this Agreement shall be in writing and shall be delivered personally or by post fax or cable to the respective addresses of the parties given in this Agreement or to such other address as the intended recipient may have notified to the other party in writing. Proof of posting or despatch shall be deemed to be proof of receipt:

         (a) in the case of a letter posted to a destination within the country of posting, three business days after posting;

         (b) in the case of a letter posted to a destination outside the country of posting, ten business days (being business days in both relevant countries) after posting; and

         (c) in the case of a fax or cable, on the date of despatch if sent during business hours on a business day in the country of the intended recipient and otherwise on the next business day in the country of the intended recipient.

8.7.1    Each of the Consultant and Mr/Mrs [      ] hereby appoint Jay
         Benning & Peltz of 1 Cumberland Place, London W1H 7AL (marked for the attention of Barry Jay or Jonathan Fisher) as their authorised agents for the purpose of accepting service of process and notices for all purposes in connection with this Agreement).

8.7.2 The Company hereby appoints S J Berwin & Co of 222 Grays Inn Road, London WC1X 8HB (marked for the attention of Robert Burrow or Simon McLeod) as its authorised agent for the purpose of accepting service of process and notices for all purposes in connection with this Agreement.

8.8 The clause headings in this Agreement are for ease of reference only and in no way affect the construction hereof.

8.9 This Agreement shall be governed by and construed in accordance with the laws of England.

8.10 The parties accept the non-exclusive jurisdiction of the appropriate court of law in England in relation to all matters, claims and disputes arising out of or in connection with this Agreement, any of the documents in the agreed form or any document supplemental thereto.

SCHEDULE

                     THE BONUS PAYABLE TO THE CONSULTANT - CLAUSE 3.1(b)

AA       HAMILTON:

1 The Company shall within 14 days after the audited accounts of Hamilton have been approved by the Board of Directors of Hamilton deliver to the Consultant a statement showing the amount of the Relevant Profits for the financial year to which such accounts relate and the amount (if any) of the bonus payable to the Consultant which (less any sum or sums paid to the Consultant on account thereof under paragraph (3) of Part AA of this Schedule) shall become due and payable 14 days thereafter.

         The Relevant Profits will be determined by reference to the Net Profit of Hamilton as shown by such audited accounts.

         In order to arrive at the Relevant Profits the relevant Net Profit shall be subject to the following adjustments (if not already taken into account in the Profit and Loss Accounts):

         A    By adding back

              (i) taxation shown by the audited Profit and Loss Account of Hamilton or otherwise payable;

              (ii)    any payments:

                      (a)   not made at arms length;

                      (b) made to any other company within the Group of which Hamilton forms part, including in particular the Purchaser including any management fees or other charges paid to any other such company;

                      (c) made in connection with anything not in Hamilton's normal course of business;

              (iii)   all payments made to any of the following:-

                      (a)   Panton Management Limited;

                      (b)   Northern Management Limited;

                      (c)   Robert Green; and

                      (d)   Marilyn Shein;

                      and any expenses payable to them, under Consultancy Agreements including bonuses payable thereunder;

              (iv) any depreciation charged in respect of any items which would normally fall to be depreciated;

              (v) any rents, licence fees or outgoings in respect of any premises occupied or shared by Hamilton.

         B by deducting a reasonable contribution (to be agreed between the parties) to the general administrative costs of Symposium insofar as the same are attributable to Hamilton;

         C so as to negate any profits or losses on the revaluation of any assets or any adjustment arising on the translation into US Dollars of assets and liabilities denominated in currencies other than US Dollars;

         D adding back any extraordinary items as described in Financial Reporting Standard 3 (FRS3) not deriving from the ordinary activities of Hamilton;

         E    so as to exclude profits or losses of a capital nature.

2 In respect of any financial year during which the Appointment is terminated the Company shall produce a statement showing the amount of the Relevant Profits for such year in accordance with paragraph 1 of Part AA of this Schedule and the Consultant shall be entitled to the whole of the bonus attributable to that financial year notwithstanding that the Appointment shall have been terminated during that financial year (unless this Agreement shall be terminated pursuant to any of the provisions of clause 6.2.1 in which case the Consultant shall only be entitled to that proportion of the bonus attributable to the period prior to the termination of the Appointment) (less any sum or sums paid to the Consultant on account thereof under paragraph 3 of Part AA of this Schedule).

3 The Board shall during the course of any financial year of Hamilton make payments to the Consultant on account of the bonus payable to it at the rate to be agreed between the Consultant and the Board. If the amount of the bonus payable is less than the amount(s) received by the Consultant on account thereof during the financial year in question it shall refund the shortfall to the Company 14 days after the delivery to it of the statement referred to in paragraphs 1 or 2 of Part AA of this Schedule (as the case may be) and the Company shall be entitled to deduct the amount of the refund from any fixed salary or fee otherwise payable to the Consultant.

4 In the event of a dispute as to the amount of the Relevant Profits for any financial year or as to any amount payable or deductible in relation to the bonus, the matter in dispute shall be referred to the decision of the auditors for the time being of Hamilton ("the Auditors"). The certificate of the Auditors as to such amounts shall be final and binding on the Company and on the Consultant (or his personal representatives as the case may be) and in giving the same the Auditors shall be deemed to be acting as experts and not as arbitrators.

BB       ACL:

1 The Company shall within 14 days after the audited accounts of ACL have been approved by the Board of Directors of ACL deliver to the Consultant a statement showing the amount of the Relevant Profits for the financial year to which such accounts relate and the amount (if any) of the bonus payable to the Consultant which (less any sum or sums paid to the Consultant on account thereof under paragraph (3) of Part BB of this Schedule) shall become due and payable 14 days thereafter.

         The Relevant Profits will be determined by reference to the Net Profit of ACL as shown by such audited accounts.

         In order to arrive at the Relevant Profits the relevant Net Profit shall be subject to the following adjustments (if not already taken into account in the Profit and Loss Accounts):

         A    By adding back

              (i) taxation shown by the audited Profit and Loss Account of ACL or otherwise payable;

              (ii)    any payments:

                      (a)   not made at arms length;

                      (b) made to any other company within the Group of which ACL forms part, including in particular the Purchaser including any management fees or other charges paid to any other such company;

                      (c) made in connection with anything not in ACL's normal course of business;

              (iii)   all payments made to any of the following:-

                      (a)   Panton Management Limited;

                      (b)   Northern Management Limited;

                      (c)   Mediterranean Telecommunications Limited;

                      (d)   Moss Barton Limited;

                      (e)   Robert Green;

                      (f)   Marilyn Shein;

                      (g)   Fabrice Thomas; and

                      (h)   Adam Bishop
                      and any expenses payable to them, under Consultancy Agreements including bonuses payable thereunder;

              (iv) any depreciation charged in respect of any items which would normally fall to be depreciated;

              (v) any rents, licence fees or outgoings in respect of any premises occupied or shared by Hamilton.

         B by deducting a reasonable contribution (to be agreed between the parties) to the general administrative costs of Symposium insofar as the same are attributable to ACL;

         C so as to negate any profits or losses on the revaluation of any assets or any adjustment arising on the translation into US Dollars of assets and liabilities denominated in currencies other than US Dollars;

         D adding back any extraordinary items as described in Financial Reporting Standard 3 (FRS3) not deriving from the ordinary activities of ACL;

         E    so as to exclude profits or losses of a capital nature.

2 In respect of any financial year during which the Appointment is terminated the Company shall produce a statement showing the amount of the Relevant Profits for such year in accordance with paragraph 1 of Part BB of this Schedule and the Consultant shall be entitled to the whole of the bonus attributable to that financial year notwithstanding that the Appointment shall have been terminated during that financial year (unless this Agreement is terminated pursuant to any of the provisions of clause 6.2.1 in which case the Consultant shall only be entitled to that proportion of the bonus attributable to the period prior to the termination of the Appointment) (less any sum or sums paid to the Consultant on account thereof under paragraph 3 of Part BB of this Schedule).

3 The Board shall during the course of any financial year of Hamilton make payments to the Consultant on account of the bonus payable to it at the rate to be agreed between the Consultant and the Board. If the amount of the bonus payable is less than the amount(s) received by the Consultant on account thereof during the financial year in question it shall refund the shortfall to the

         Company 14 days after the delivery to it of the statement referred to in paragraphs 1 or 2 of Part BB of this Schedule (as the case may be) and the Company shall be entitled to deduct the amount of the refund from any fixed salary or fee otherwise payable to the Consultant.

4 In the event of a dispute as to the amount of the Relevant Profits for any financial year or as to any amount payable or deductible in relation to the bonus, the matter in dispute shall be referred to the decision of the auditors for the time being of ACL ("the Auditors"). The certificate of the Auditors as to such amounts shall be final and binding on the Company and on the Consultant (or his personal representatives as the case may be) and in giving the same the Auditors shall be deemed to be acting as experts and not as arbitrators.

ATTESTATIONS

EXECUTED as a DEED by                  )
SYMPOSIUM TELECOM                      )
CORPORATION by:                        )
                                       Director

                                       Director/Secretary



EXECUTED as a DEED by                  )
[-]                                    )
by:                                    )
                                       Director

                                       Director/Secretary


EXECUTED as a DEED and                 )
delivered by [-]                       )
in the presence of:                    )


Name of Witness:


Address:


Occupation:

ANNEXURE A

Indemnification Agreement

                            DATED: FEBRUARY 22, 1999


                         (1) PANTON MANAGEMENT LIMITED

                                       AND

                           NORTHERN MANAGEMENT LIMITED

                                       AND

                               (2) MARILYN SHEIN

                                       AND

                                (3) ROBERT GREEN

                                       AND

                       (4) SYMPOSIUM TELECOM CORPORATION



                         ==============================

                                DEED OF VARIATION

                         ==============================



                               JAY BENNING & PELTZ
                           ONE GREAT CUMBERLAND PLACE
                                 LONDON W1H 7AL

                                Ref: BJ.SG.26045

                               Tel: 0171-636 9043

THIS DEED is made the 22nd day of February 1999 BETWEEN (1) PANTON MANAGEMENT LIMITED (No: 89307B), Providence House, East Hill Street, P O Box N-3944, Nassau, Bahamas and NORTHERN MANAGEMENT LIMITED (No: 71490B) of Providence House aforesaid ("the Vendors") (2) MARILYN SHEIN of Apartment 107, Parc Saint Roman, 6 Avenue Saint Roman, Monaco, 98000 (3) ROBERT GREEN of Apartment 211, Parc Saint Roman, aforesaid and (4) SYMPOSIUM TELECOM CORPORATION of 410 Park Avenue, 18th Floor, New York, New York, 10022, USA ("the Purchaser").

RECITALS

A. This Deed is supplemental to an Agreement dated 14th December 1998 and made between the parties hereto and in the same order in relation to the sale and purchase of the entire issued share capital of Hamilton
     Telecommunications Limited ("the Agreement").

B.   The parties desire to vary the Agreement as set out in this Deed.

1.   OPERATIVE PROVISIONS

1.1 INTERPRETATION - In this Agreement (including the Recitals and any Schedules) except where a different interpretation is necessary in the context, words and expressions not expressly defined shall have the respective meanings given to them in the Agreement and the Rules of Interpretation contained in clause 1 of the Agreement shall apply to this Deed as if the same had been set out herein with references to the Agreement being references to this Deed.

1.2 "THE PARTIES" - means the Parties to this Agreement.

2.   VARIATIONS

     The Agreement shall be varied as follows:-

2.1 Schedule 1 - there shall be deleted "two Ordinary Shares jointly held by the Vendors", and there shall be substituted against the name of each of the Vendors "one Ordinary Share".

2.2 Schedule 2 - there shall be deemed to be deleted from Shareholders and Shareholdings "each held jointly by the Vendors"
     Directors - There shall be deemed to be deleted Robert Green and Marilyn Shein and substituted James William Grassick of "La Collenette", Sark, via Guernsey, British Channel Islands, and Simon Peter Elmont of The Stables, La Fregondee, Sark, aforesaid.
     Secretary - There shall be deemed to be deleted the name of Marilyn Shein and substituted SCF Secretaries Limited Liability Company 1912 Capitol Avenue, Cheyenne, Wyoming 82001, USA. and clause 9.3 of the Agreement shall be deemed to be amended accordingly.

2.3 Interpretation - the definition of "the Initial Issue Price" shall be deemed to be deleted.

2.4 Clause 3.2(b) shall be deemed to be deleted and there shall be substituted for the same the following:
     "by the issue and allotment free of any lien, option, charge or other encumbrance whatsoever and credited as fully paid to the Vendors in the proportions set opposite their respective names in column 3 of Schedule
     1 1,642,857 shares of Purchaser Common Stock ("the Initial Consideration Shares")

2.5 Clause 3.5.1(ii) shall be deemed to be deleted and there shall be substituted for the same the following :
     "be subject to a maximum aggregate amount of US$3,000,000 in cash and 857,143 shares of Purchaser Common Stock".

2.6 Clause 3.5.2(b) shall be amended by deleting in line 5 "the Initial Issue Price" and substituting for the same "US$3.50".

2.7  There shall be deemed to be deleted from the Agreement clause 4.2(h).

2.8 There shall be deemed to be added a new clause 9.12 (and clauses 9.12 to 9.17 inclusive shall be deemed to be renumbered) :-
     "in the event that either of the Consultancy Agreements to be made between in the one case:- (1) the Purchaser (2) Northern Management Limited and
     (3) Marilyn Shein and in the other case between (1) the Purchaser
     (2) Panton Management Limited and (3) Robert Green either terminating by effluxion of time or being properly terminated, then the parties shall take all such steps as shall be in their respective power to revoke any Power of Attorney in respect of any General Power of Attorney then in force given by the Company in favour of in the first case, Marilyn Shein and in the second case Robert Green".

3.1 The parties hereby undertake with each other to do or procure to be done, all such further acts and things and execute or procure to be executed all such further deeds and documents as may be necessary or desirable fully and effectively to give full effect to the terms of this Agreement.

3.2 The terms of the Agreement shall continue to have full force and effect as varied or amended by this Agreement and the parties hereby undertake to do all such acts or things and execute or procure to be executed all such further deeds and documents as may be necessary or desirable fully and effectively to give fully effect to the terms of the Agreement as so varied or amended.

4 This Agreement is governed by and is to be construed in accordance with English Law.

IN WITNESS whereof this document has been executed as a Deed the day and year first before written


EXECUTED as a Deed by PANTON           )
MANAGEMENT LIMITED                     )
by:                                    )


/s/ Robert Green
----------------
Director

EXECUTED as a Deed by NORTHERN         )
MANAGEMENT LIMITED                     )
by:                                    )

/s/ Marilyn Shein
-----------------
Director



EXECUTED as a Deed by                  )
MARILYN SHEIN                          )
in the presence of :                   )


Witness Signature ..../s/.......................................................

Name              ..............................................................

Address           ..............................................................

                  ..............................................................

Occupation        ..............................................................



EXECUTED as a Deed by                  )
ROBERT GREEN                           )
in the presence of :                   )


Witness Signature .../s/........................................................

Name              ..............................................................

Address           ..............................................................

                  ..............................................................

Occupation        ..............................................................

EXECUTED as a Deed by SYMPOSIUM        )
TELECOM CORPORATION                    )
by:                                    )


/s/ Rupert Galliers-Pratt
-------------------------
Director

/s/ Ronald Altbach
------------------
Director/Secretary